PAGE

                            EXHIBIT 10B

                                                 [CONFORMED COPY]









                       HUDSON FOODS, INC.






                     Note Purchase Agreement




                    Dated as of May 18, 1994


                           $50,000,000
                     Fixed Rate Senior Notes
                          Guarantied By

                       Hudson Farms, Inc.

                       TABLE OF CONTENTS
                  (Not a Part of the Agreement)

                                                             PAGE
1.   PURCHASE AND SALE OF NOTES. . . . . . . . . . . . . . . .  1
     1.1  Issuance of Notes. . . . . . . . . . . . . . . . . .  1
     1.2  Purchase Requests; Rate Quotes.. . . . . . . . . . .  3
     1.3  The Closings.. . . . . . . . . . . . . . . . . . . .  6
     1.4  Facility Fee.. . . . . . . . . . . . . . . . . . . .  6
     1.5  Purchase for Investment; ERISA.. . . . . . . . . . .  7
     1.6  Failure to Tender, Failure of Conditions.. . . . . .  8
     1.7  Expenses.. . . . . . . . . . . . . . . . . . . . . .  8

2.   WARRANTIES AND REPRESENTATIONS. . . . . . . . . . . . . .  9
     2.1  Nature of Business.. . . . . . . . . . . . . . . . .  9
     2.2  Financial Statements; Indebtedness; Material Adverse
          Change.. . . . . . . . . . . . . . . . . . . . . . .  9
     2.3  Subsidiaries and Affiliates. . . . . . . . . . . . . 10
     2.4  Title to Properties; Leases; Patents, Trademarks,
          etc. . . . . . . . . . . . . . . . . . . . . . . . . 10
     2.5  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 11
     2.6  Pending Litigation.. . . . . . . . . . . . . . . . . 12
     2.7  Full Disclosure. . . . . . . . . . . . . . . . . . . 12
     2.8  Corporate Organization and Authority.. . . . . . . . 12
     2.9  Charter Instruments, Other Agreements, etc.. . . . . 13
     2.10 Restrictions on Company, Guarantor and other
          Subsidiaries.. . . . . . . . . . . . . . . . . . . . 13
     2.11 Compliance with Law. . . . . . . . . . . . . . . . . 14
     2.12 ERISA. . . . . . . . . . . . . . . . . . . . . . . . 14
     2.13 Certain Laws.. . . . . . . . . . . . . . . . . . . . 15
     2.14 Transactions are Legal and Authorized; Obligations
          are Enforceable. . . . . . . . . . . . . . . . . . . 16
     2.15 Governmental Consent; Certain Laws.. . . . . . . . . 17
     2.16 Private Offering of Notes. . . . . . . . . . . . . . 17
     2.17 No Defaults; Transactions Prior to Facility Closing
          Date, etc. . . . . . . . . . . . . . . . . . . . . . 17
     2.18 Use of Proceeds of Notes.. . . . . . . . . . . . . . 18
     2.19 Company and Guarantor. . . . . . . . . . . . . . . . 18
     2.20 Solvency.. . . . . . . . . . . . . . . . . . . . . . 18

3.   CLOSING CONDITIONS. . . . . . . . . . . . . . . . . . . . 19
     3.1  Opinions of Counsel. . . . . . . . . . . . . . . . . 19
     3.2  Warranties and Representations True. . . . . . . . . 19
     3.3  Officers' Certificates.. . . . . . . . . . . . . . . 19
     3.4  Good Standing Certificates.. . . . . . . . . . . . . 20
     3.5  Legality.. . . . . . . . . . . . . . . . . . . . . . 20
     3.6  Private Placement Number.. . . . . . . . . . . . . . 20
     3.7  Expenses.. . . . . . . . . . . . . . . . . . . . . . 20
     3.8  Compliance with this Agreement.. . . . . . . . . . . 20
     3.9  Bank Credit Agreement; Release of Liens. . . . . . . 20
     3.10 No Change in Control.. . . . . . . . . . . . . . . . 21
     3.11 Proceedings Satisfactory.. . . . . . . . . . . . . . 21

4.   PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 21
     4.1  Mandatory Principal and Interest Payments. . . . . . 21
     4.2  Optional Prepayments.. . . . . . . . . . . . . . . . 21
     4.3  Offer to Prepay upon Change in Control.. . . . . . . 22
     4.4  Pro Rata Payments. . . . . . . . . . . . . . . . . . 24
     4.5  Notation of Notes on Prepayment. . . . . . . . . . . 25
     4.6  No Other Optional Prepayments. . . . . . . . . . . . 25

5.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES . . . . . . 25
     5.1  Registration of Notes. . . . . . . . . . . . . . . . 25
     5.2  Exchange of Notes. . . . . . . . . . . . . . . . . . 25
     5.3  Replacement of Notes.. . . . . . . . . . . . . . . . 26
     5.4  Issuance Taxes.. . . . . . . . . . . . . . . . . . . 26
     5.5  Execution and Delivery of Notes by Guarantor.. . . . 27

6.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.1  Payment of Taxes and Claims. . . . . . . . . . . . . 27
     6.2  Maintenance of Properties; Corporate Existence;
          etc. . . . . . . . . . . . . . . . . . . . . . . . . 28
     6.3  Payment of Notes and Maintenance of Office.. . . . . 29
     6.4  Liens. . . . . . . . . . . . . . . . . . . . . . . . 29
     6.5  Merger, Consolidation, Transfers of Property,
          etc. . . . . . . . . . . . . . . . . . . . . . . . . 31
     6.6  Tangible Net Worth.. . . . . . . . . . . . . . . . . 32
     6.7  Working Capital; Current Ratio.. . . . . . . . . . . 33
     6.8  Limitations on Indebtedness. . . . . . . . . . . . . 34
     6.9  Cash Flow Coverage Ratio.. . . . . . . . . . . . . . 36
     6.10 Dividends and Prepayments on Subordinated Debt.. . . 37
     6.11 Capital Expenditures.. . . . . . . . . . . . . . . . 38
     6.12 Operating Lease Rentals. . . . . . . . . . . . . . . 39
     6.13 Nature of Business.. . . . . . . . . . . . . . . . . 39
     6.14 Transactions with Affiliates.. . . . . . . . . . . . 39
     6.15 Guaranties of Subsidiaries.. . . . . . . . . . . . . 39
     6.16 Restricted Investments.. . . . . . . . . . . . . . . 40
     6.17 ERISA. . . . . . . . . . . . . . . . . . . . . . . . 41
     6.18 Private Offering.. . . . . . . . . . . . . . . . . . 42
     6.19 Certain Accounting Matters.. . . . . . . . . . . . . 42

7.   INFORMATION AS TO COMPANY . . . . . . . . . . . . . . . . 42
     7.1  Financial and Business Information.. . . . . . . . . 42
     7.2  Officer's Certificates.. . . . . . . . . . . . . . . 46
     7.3  Accountants' Certificates. . . . . . . . . . . . . . 46
     7.4  Inspection.. . . . . . . . . . . . . . . . . . . . . 47

8.   EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . 47
     8.1  Nature of Events.. . . . . . . . . . . . . . . . . . 47
     8.2  Default Remedies.. . . . . . . . . . . . . . . . . . 49
     8.3  Annulment of Acceleration of Notes.. . . . . . . . . 51
     8.4  Restoration of Note Purchase Facility. . . . . . . . 52

9.   INTERPRETATION OF THIS AGREEMENT. . . . . . . . . . . . . 52
     9.1  Terms Defined. . . . . . . . . . . . . . . . . . . . 52
     9.2  GAAP.. . . . . . . . . . . . . . . . . . . . . . . . 67
     9.3  Directly or Indirectly.. . . . . . . . . . . . . . . 67
     9.4  Section Headings and Table of Contents and
          Construction.. . . . . . . . . . . . . . . . . . . . 67
     9.5  Governing Law. . . . . . . . . . . . . . . . . . . . 67

10.  GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS. . . . . . . . 68
     10.1 Guarantied Obligations . . . . . . . . . . . . . . . 68
     10.2 Performance Under This Agreement . . . . . . . . . . 68
     10.3 Waivers. . . . . . . . . . . . . . . . . . . . . . . 68
     10.4 Certain Waivers of Subrogation, Reimbursement and
          Indemnity. . . . . . . . . . . . . . . . . . . . . . 70
     10.5 Releases . . . . . . . . . . . . . . . . . . . . . . 70
     10.6 Marshaling . . . . . . . . . . . . . . . . . . . . . 71
     10.7 Liability. . . . . . . . . . . . . . . . . . . . . . 71
     10.8 Primary Obligation . . . . . . . . . . . . . . . . . 71
     10.9 Election to Perform Obligations. . . . . . . . . . . 72
     10.10     No Election . . . . . . . . . . . . . . . . . . 73
     10.11     Severability. . . . . . . . . . . . . . . . . . 73
     10.12     Other Enforcement Rights. . . . . . . . . . . . 73
     10.13     Delay or Omission; No Waiver. . . . . . . . . . 73
     10.14     Restoration of Rights and Remedies. . . . . . . 74
     10.15     Cumulative Remedies . . . . . . . . . . . . . . 74
     10.16     Survival. . . . . . . . . . . . . . . . . . . . 74
     10.17     No Setoff, Counterclaim or Other Deduction. . . 74
     10.18     Separate Instruments. . . . . . . . . . . . . . 74

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 74
     11.1 Communications.. . . . . . . . . . . . . . . . . . . 74
     11.2 Reproduction of Documents. . . . . . . . . . . . . . 76
     11.3 Survival.. . . . . . . . . . . . . . . . . . . . . . 76
     11.4 Successors and Assigns.. . . . . . . . . . . . . . . 76
     11.5 Amendment and Waiver.. . . . . . . . . . . . . . . . 77
     11.6 Expenses.. . . . . . . . . . . . . . . . . . . . . . 78
     11.7 Payments on Notes. . . . . . . . . . . . . . . . . . 79
     11.8 Jurisdiction; Service of Process . . . . . . . . . . 79
     11.9 Entire Agreement.. . . . . . . . . . . . . . . . . . 80
     11.10     Duplicate Originals, Execution in
          Counterpart. . . . . . . . . . . . . . . . . . . . . 80

Annex 1   --   Information as to Purchasers
Annex 2   --   Information as to Company and Guarantor
Annex 3   --   Information as to Business Covenants

Exhibit A --   Form of Fixed Rate Senior Note
Exhibit B --   Form of Purchase Request
Exhibit C --   Form of Confirmation of Acceptance
Exhibit D1     --   Form of Closing Opinion of Counsel to the
                    Company and the Guarantor
Exhibit D2     --   Form of Closing Opinion of Special Counsel to
                    the Purchasers
Exhibit E1     --   Form of Officer's Certificate -- the Company
Exhibit E2     --   Form of Officer's Certificate -- the Guarantor
Exhibit F1     --   Form of Secretary's Certificate -- the Company
Exhibit F2     --   Form of Secretary's Certificate -- the
Guarantor
Exhibit G --   Form of Bank Credit Agreement

                      HUDSON FOODS, INC.
                        1225 Hudson Road
                     Rogers, Arkansas 72756

                       HUDSON FARMS, INC.
                        1225 Hudson Road
                     Rogers, Arkansas 72756



                     NOTE PURCHASE AGREEMENT


$50,000,000
Fixed Rate Senior Notes


                                         Dated as of May 18, 1994

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117

John Hancock Life Insurance Company of America
John Hancock Place
200 Clarendon Street
Boston, MA 02117

Ladies and Gentlemen:

     HUDSON FOODS, INC. (together with its successors and assigns permitted pursuant to this Agreement, the "Company"), a Delaware corporation, and HUDSON FARMS, INC. (together with its successors and assigns permitted pursuant to this Agreement, the "Guarantor"), an Arkansas corporation, hereby agree with each of you as follows:

1.   PURCHASE AND SALE OF NOTES

     1    Issuance of Notes.

          (a) Issuance of Notes. The Company will authorize the issuance of up to Fifty Million Dollars ($50,000,000) in aggregate principal amount of its Fixed Rate Senior Notes (the "Notes"). The Notes shall be issuable from time to time in Series as more particularly provided herein. Each Note of each Series shall

               (i) bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of such Note at the Applicable Interest Rate in respect thereof, payable monthly on the first (1st) day of each calendar month in each year, as more specifically provided in the schedule of principal and interest payments with respect to such Series of Notes attached to each Note as Schedule 1 as provided herein, until the principal amount thereof shall become due and payable;

               (ii) bear interest, payable on demand, on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the Applicable Overdue Payment Interest Rate;

               (iii) mature on the Maturity Date as determined in accordance with Section 1.1(c) hereof; and

               (iv) be in the form of Exhibit A hereto.

               The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to Section 5.2 or Section 5.3 of this Agreement. Each of you are sometimes referred to herein, individually, as a "Purchaser" and, collectively, as the "Purchasers."

          (b)  Purchase and Sale of Notes.

               (i) Purchase and Sale of Notes. The Company hereby agrees to sell to each of you and, subject in all respects to the terms and conditions herein set forth, you hereby agree to purchase from the Company, from time to time in accordance with the terms and provisions hereof, aggregate principal amounts of Accepted Notes (not in excess of the then Available Facility Amount) equal to (x) the aggregate principal amount of such Accepted Notes multiplied by (y) the Note Purchase Percentage set forth below your name on Annex 1 hereto, in each case at a price equal to one hundred percent (100%) of the principal amount thereof (such agreement to purchase Notes, subject to such terms and conditions, is referred to herein as the "Note Purchase Facility"). Such purchases shall be made at one or more closings as more particularly set forth in Section 1.3 hereof. The sales of the Notes to each Purchaser hereunder are to be separate sales.

               (ii) Termination of Note Purchase Facility. Your agreement to purchase the Notes under the Note Purchase
          Facility in accordance with Section 1.1(b)(i) hereof shall terminate on the earlier of

                    (A)  the date on which the Available Facility
               Amount is Zero Dollars ($0),

                    (B)  the Facility Termination Date, or

                    (C)  the date on which the Note Purchase
               Facility is terminated in accordance with Section
               8.2 of this Agreement.

          (c) Maturity Date. Each Series of the Notes shall mature on the first (1st) day of the month immediately following the tenth (10th) anniversary of the Initial Closing Date (such date being referred to herein as the "Maturity Date"). Each Note issued pursuant to the terms and provisions of this Agreement shall expressly set forth such Maturity Date.

     2    Purchase Requests; Rate Quotes.

          (a) Purchase Requests. The Company may from time to time, prior to the termination of the Note Purchase Facility in accordance with Section 1.1(b) hereof, make requests for the purchase of a Series of Notes (each such request, a "Purchase Request") having an aggregate principal amount of not less than Ten Million Dollars ($10,000,000) and not more than the Available Facility Amount at such time. Each Purchase Request shall be made (i) in writing and signed by a Senior Officer and delivered to each Purchaser at such Purchaser's respective address specified on Annex 1 hereto, or (ii) by telephone by a Senior Officer to the designated representative of each Purchaser specified on Annex 1 hereto (accompanied by a written Purchase Request delivered by facsimile or overnight courier to each Purchaser). Each Purchase Request shall be deemed received by a Purchaser only when all information and documents required to be contained therein or submitted therewith have been actually received by each of the Purchasers and such information and documents conform to the requirements of this Agreement. Any Purchase Request received by any Purchaser on a day which is not a Purchaser Business Day or after 11:00 a.m., Boston, Massachusetts time, on a Purchaser Business Day shall be deemed received on the next succeeding Purchaser Business Day.

          (b)  Contents of Purchase Requests.  Each Purchase
     Request shall be in the form of Exhibit B hereto and shall specify the following:

               (i) the aggregate principal amount of the Series of Notes subject to such Purchase Request (the "Offered
          Notes");

               (ii) the proposed date of closing the issuance and sale of such Offered Notes (the "Closing Date"), which proposed date shall be not less than five (5) Purchaser Business Days after the date the information to be provided in a Purchase Request is actually received by all of the Purchasers and not more than fifteen (15) Purchaser Business Days thereafter;

               (iii)     the schedule of mandatory principal and
          interest payments in respect of such Series of Offered
          Notes, which schedule shall be

                    (A)  a schedule of level monthly payments of
               principal and interest due on the first (1st) day of each calendar month beginning with the month immediately following the Closing Date with respect to such Series of Notes, and

                    (B) based on an amortization schedule of one hundred twenty (120) months (with the remaining outstanding principal amount of such Series of Notes due and payable on the Maturity Date);

               (iv) a description of the proposed use of proceeds of the Offered Notes (which shall be in accordance with the Company's representation set forth in Section 2.18 hereof);

               (v) the account and depository institution to which the purchase price for the Offered Notes should be wired upon the purchase of the Offered Notes; and

               (vi) a schedule setting forth any modifications to the information required to be disclosed on Annex 2 hereto to reflect changes since the Facility Closing Date, which modifications are necessary to make the statements contained in Section 2 hereof true and correct as of the time of such Purchase Request and as of the Closing Date with respect to such Offered Notes.

          Each Purchase Request shall also certify that the representations and warranties contained in Section 2 hereof (as may be modified by the additional information disclosed pursuant to clause (vi) of this Section 1.2(b)) are true and correct on and as of the date of such Purchase Request and that there exists no Event of Default or Default at such time.

          (c)  Rate Quotes; Acceptance of Rate Quote.

               (i) Rate Quotes. Not later than two (2) Purchaser Business Days after receipt of a Purchase Request, as provided in Section 1.2(a) hereof, the Purchasers shall collectively provide to the Company, at the address set forth in Section 11.1 hereof, a single quotation (the "Rate Quote") of a fixed per annum rate, determined in accordance with Section 1.2(d) hereof. Such Rate Quote shall be provided by telephone (promptly confirmed by telecopier), in each case no earlier than 9:00 a.m. and no later than 1:00 p.m. Boston, Massachusetts time. The Rate Quote shall represent the interest rate per annum payable on the outstanding principal balance of the Series of Offered Notes subject to such Purchase Request at which the Purchasers would be willing to purchase such Offered Notes at one hundred percent (100%) of the principal amount thereof.

               (ii) Acceptance of Rate Quote. If the Company elects to accept the Rate Quote, the Company shall, within twenty-four (24) hours of receipt thereof, or within such shorter time as the Purchasers may specify to the Company, notify each of the Purchasers of its acceptance of the Rate Quote, and such notice shall constitute such acceptance (the "Acceptance Notice"). Upon receipt of such Acceptance Notice, the accepted Rate Quote shall be deemed to be, and shall be, the Applicable Interest Rate of the Series of Offered Notes subject to such Rate Quote and the terms applicable to such Offered Notes (including, without limitation, the schedule of principal and interest payments with respect to such Series of Notes) shall be as specified in the Purchase Request (such Offered Notes being referred to herein as "Accepted Notes"). Any Rate Quote as to which the Purchasers do not receive an Acceptance Notice within the time period specified in this clause (ii) shall expire and no purchase or sale of Notes hereunder shall be made on the basis of such expired Rate Quote.

               (iii) Confirmation of Acceptance. Prior to the close of business on the Purchaser Business Day next succeeding the date of an Acceptance Notice delivered pursuant to clause (ii) of this Section 1.2(c), the Company and each Purchaser will execute a Confirmation of Acceptance with respect thereto.

               (iv) Market Disruption. Notwithstanding the provisions of clause (i) of this Section 1.2(c),

                    (A)  if any Market Disruption shall have
               occurred after delivery of a Purchase Request but before the issuance of a Rate Quote, the Purchasers shall not provide a Rate Quote as to such Purchase Request, and

                    (B)  if the Purchasers shall have provided a
               Rate Quote with respect to a Series of Offered Notes pursuant to clause (i) of this Section 1.2(c) and thereafter prior to the time each of the Purchasers shall have received an Acceptance Notice with respect thereto in accordance with clause (ii) of this Section 1.2(c), there shall occur a Market Disruption, such Rate Quote shall expire, and no purchase or sale of Notes hereunder shall be based upon such expired Rate Quote. If the Market Disruption ceases prior to the termination of the Note Purchase Facility pursuant to Section 1.1(b) hereof, the Company may again propose the issuance of such Series of Offered Notes by following the procedures set forth in this Section 1.2.

          (d)  Determination of Interest Rates.

               (i) Initial Interest Rate Period. Each Rate Quote furnished by the Purchasers to establish the Applicable Interest Rate for each Series of Notes offered for sale to the Purchasers by the Company pursuant to one or more Purchase Requests received by the Purchasers, in accordance with Section 1.2(a) hereof, on any Purchaser Business Day during the Initial Interest Rate Period shall be a rate equal to

                    (A)  the Initial Treasury Rate, plus

                    (B) one and sixty-five one hundredths percent (1.65%) per annum.

               (ii) Subsequent Interest Rate Period. Each Rate Quote furnished by the Purchasers to establish the Applicable Interest Rate for each Series of Notes offered for sale to the Purchasers by the Company pursuant to one or more Purchase Requests received by the Purchasers, in accordance with Section 1.2(a) hereof, on any Purchaser Business Day during the Subsequent Interest Rate Period shall be a rate equal to

                    (A) the applicable Interpolated Treasury Rate, plus

                    (B)  the applicable Credit Spread.

     3    The Closings.

          (a) The Closings. The closing of the issuance and sale of each Series of Accepted Notes by the Company (each, a "Closing") will be held on the Closing Date determined in accordance with Section 1.3(b) hereof. At each Closing, the Company will deliver to each of you, at the offices of Hebb
     & Gitlin, a Professional Corporation, One State Street, Hartford, Connecticut 06103, one or more Accepted Notes (registered as set forth on Annex 1 hereto), of the Series and in the denominations indicated on the Confirmation of Acceptance relating to the Purchase Request in respect of such Accepted Notes, in an aggregate principal amount equal to the aggregate principal amount of such Series of Accepted Notes multiplied by your respective Note Purchase Percentage, dated such Closing Date and payable to you or payable as indicated on Annex 1 hereto, against payment by federal funds wire transfer in immediately available funds of the purchase price thereof, as directed by the Company in such Purchase Request.

          (b) Determination of Closing Date. Each Closing Date for each Series of Notes shall be a Purchaser Business Day that is the later of the day proposed as the Closing Date by the Company in the Purchase Request relating to such Series of Notes or the earliest practicable date for closing in accordance with each Purchaser's then-current closing practices and procedures and, in any case, within fifteen (15) Purchaser Business Days from the date of the delivery of the Purchase Request in respect thereof.

     4    Facility Fee.

          (a)  Facility Fee.  As consideration for the Note
     Purchase Facility, the Company has paid to the Purchasers the Facility Fee.

          (b) Rebate of Facility Fee. Upon each Closing of Offered Notes each Purchaser shall pay to the Company, as a rebate of the Facility Fee, an amount equal to (x) such Purchaser's respective Note Purchase Percentage multiplied by
     (y) the Fee Rebate Amount with respect to such Closing of Accepted Notes.

          (c) Failure to Fund. If the Company shall have satisfied all of the conditions required to be satisfied by the terms and provisions of this Agreement (including, without limitation, the terms and provisions of Section 3 hereof) in respect of the issuance and sale of any Series of Accepted Notes, and any Purchaser shall fail to tender the purchase price for such Accepted Notes at any Closing in accordance with Section 1.3 hereof, such Purchaser shall, within sixty
     (60) days of receipt of a notice from the Company therefor, pay to the Company an amount equal to (x) such Purchaser's respective Note Purchase Percentage multiplied by (y) the aggregate amount of the Facility Fee not previously paid to the Company pursuant to Section 1.4(b) hereof. Nothing in this Section 1.4(c) shall operate to relieve any such Purchaser from any of its obligations hereunder (except with respect to the repayment of any portion of the Facility Fee actually repaid pursuant to this Section 1.4(c)) or to waive any of the Company's rights against such Purchaser. No such failure by any Purchaser shall impose any obligation on any other Purchaser to pay any amount specified in this Section 1.4(c).

     5    Purchase for Investment; ERISA.

          (a) Purchase for Investment. Each of you represent to the Company that you are purchasing the Notes issued from time to time pursuant to this Agreement, in the aggregate amounts provided herein, for your own account for investment and with no present intention of distributing the Notes or any part thereof, but without prejudice to your right at all times to:

               (i) sell or otherwise dispose of all or any part of the Notes under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act; and

               (ii) have control over the disposition of all of your respective assets to the fullest extent required by any applicable insurance law.

     It is understood that, in making the representations set out in Section 2.14(a) and Section 2.15(a) of this Agreement, the Company and the Guarantor are relying, to the extent applicable, upon your respective representations in the immediately preceding sentence.

          (b) ERISA. Each of you represent and warrant that, with respect to each source of funds to be used by you to purchase the Notes on each Closing Date (respectively, the "Source"), at least one (1) of the following statements is accurate:

               (i) the Source is assets of an insurance company general account and not assets of an insurance company separate account (within the meaning of Section 3(17) of ERISA);

               (ii) the Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA;

               (iii) the Source is either (A) an insurance company pooled separate account, and the purchase is exempt in accordance with Department of Labor Prohibited Transaction Exemption 90-1 (issued January 29, 1990), or
          (B) a bank collective investment fund, in which case the purchase is exempt in accordance with Department of Labor Prohibited Transaction Exemption 91-38 (issued July 12,
          1991);

               (iv) the Source is an "investment fund" managed by a qualified professional asset manager" or "QPAM" (as such terms are defined in Part V of Department of Labor Prohibited Transaction Exemption 84-14 (issued March 13,
          1984)) which QPAM has been identified in writing, and the purchase is exempt under Department of Labor Prohibited Transaction Exemption 84-14 provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of Department of Labor Prohibited Transaction Exemption 84-14) has at the time of such Closing Date, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any "plan" identified in writing pursuant to this clause (iv) or to negotiate the terms of said QPAM's management agreement on behalf of such identified "plans;" or

               (v)  the Source is one or more "plans," or a
          separate account or trust fund comprised of one or more
          "plans," each of which has been identified to the Company in writing pursuant to this clause (v).

          As used in this Section 1.5(b), "plan" or "plans" shall have the meaning set forth in Title I, Section 3(3) of ERISA.

     6    Failure to Tender, Failure of Conditions.

     If at any Closing the Company fails to tender to any Purchaser the Notes to be purchased by such Purchaser at such Closing, or if the conditions specified in Section 3 hereof to be fulfilled at such Closing have not been fulfilled, such Purchaser may thereupon elect to

          (a) be relieved of all further obligations hereunder, and

          (b) notify the Company that all amounts held by such Purchaser in respect of the Facility Fee shall be retained by such Purchaser, notwithstanding the other terms and provisions hereof, as liquidated damages for such failure and breach of this Agreement.

     Nothing in this Section 1.6 shall operate to relieve the Company from any of its obligations hereunder or to waive any Purchaser's respective rights against the Company.

     7    Expenses.

          (a) Generally. Whether or not the Notes of any Series are sold, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating hereto, including, but not limited to:

               (i)  the reasonable cost of reproducing this
          Agreement, the Notes and the other documents delivered in connection with each Closing;

               (ii) the reasonable fees and disbursements of your special counsel incurred in connection herewith;

               (iii) the reasonable cost of delivering to your home office or custodian bank, insured to your satisfaction, the Notes purchased by you at each Closing;

               (iv) the reasonable fees, expenses and costs incurred in complying with each of the conditions to closing set forth in Section 3 hereof; and

               (v) the cost of obtaining private placement numbers for each Series of Notes.

          To the extent any Purchaser shall have willfully failed to purchase Notes when obligated to do so under the terms of this Agreement, the Company shall be relieved of its obligations to make such payments for the benefit of such Purchaser in respect of the Closing at which such failure occurred.

          (b) Counsel. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at each Closing, the statement for reasonable fees and disbursements of your special counsel presented at such Closing and the Company will also pay, upon receipt of any statement therefor, each additional statement for reasonable fees and disbursements of your special counsel rendered after each such Closing in connection with the issuance of the Notes or the matters referred to in Section 1.7(a) hereof.

          (c)  Survival.  The obligations of the Company under this
     Section 1.7, Section 8.2(e) and Section 11.6 of this Agreement shall survive the payment of the Notes and the termination hereof.

2.   WARRANTIES AND REPRESENTATIONS

     To induce each of you to enter into this Agreement and to purchase the Notes from time to time in the amounts provided herein, each of the Company and the Guarantor warrants and represents, as of the Facility Closing Date, and as of each Closing Date, as follows:

     1    Nature of Business.

     The Most Recent 10-K (a copy of which previously has been delivered to each of you), correctly describes the general nature of the business and principal Properties of the Company, the Guarantor and the other Subsidiaries as of the Facility Closing Date and as of such Closing Date.

     2    Financial Statements; Indebtedness; Material Adverse
          Change.

          (a) Financial Statements. The Company has provided each of you with its financial statements described in Part 2.2(a) of Annex 2 hereto and, as applicable, each of the financial statements which shall have been required to be delivered to you pursuant to Section 7.1(a) and Section 7.1(b) hereof on or before such Closing Date. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for such periods. All such financial statements include the accounts of all subsidiaries of the Company for the respective periods during which a subsidiary relationship has existed.

          (b) Indebtedness. Part 2.2(b) of Annex 2 hereto lists all Indebtedness of the Company, the Guarantor and the other Subsidiaries as of the Facility Closing Date and as of such Closing Date, and provides the following information with respect to each item of such Indebtedness:

               (i)  the holder thereof,

               (ii) the outstanding amount,

               (iii) the portion which is classified as current under GAAP, and

               (iv) the collateral securing such Indebtedness, if any.

          (c) Material Adverse Change. Since October 2, 1993, there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company, the Guarantor or any of the other Subsidiaries, except changes in the ordinary course of business that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

          (d) Other Financial Information. All statements or summaries of historical and pro forma financial condition and performance of the Company and the Subsidiaries included in the Offering Proposal have been in all material respects prepared in accordance with GAAP, unless otherwise expressly noted therein. All assumptions and estimates upon which any statements of pro forma financial condition or performance have been based are set forth in the Offering Proposal and are reasonable in light of the circumstances existing at the time such assumptions and estimates were made, based on the best information available to management of the Company and the Subsidiaries at the time of the preparation thereof. As of the Facility Closing Date and such Closing Date, and in light of the circumstances existing on each such date, such assumptions continue to be reasonable, based on the best information available to the management of the Company and the Subsidiaries.

     3    Subsidiaries and Affiliates.

     Part 2.3 of Annex 2 hereto sets forth:

          (a) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary, and

          (b) a description of the Affiliates (other than individuals) and the nature of their affiliation.

     Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

     4    Title to Properties; Leases; Patents, Trademarks, etc.

          (a) Each of the Company, the Guarantor and the other Subsidiaries has good and marketable title to all of the real Property, and good title to all of the other Property, reflected in the most recent balance sheet referred to in
     Section 2.2(a) hereof (except as sold or otherwise disposed of in the ordinary course of business), except where the failure to have such good and marketable title (i) is immaterial to such financial statements, and (ii) could not reasonably be expected to have a Material Adverse Effect.
     All such Property is free from Liens not permitted by Section
     6.4 hereof.

          (b) Each of the Company, the Guarantor and the other Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. All such leases are in full force and effect and each of the Company, the Guarantor and the other Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

          (c) Each of the Company, the Guarantor and the other Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     5    Taxes.

          (a)  Returns Filed; Taxes Paid.

               (i) All tax returns required to be filed by each of the Company, the Guarantor and each other Subsidiary and any other Person with which the Company, the Guarantor or any other Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Company, the Guarantor, such other Subsidiary and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments which are being contested in good faith and which could not, in the aggregate for all such tax returns and payments, reasonably be expected to have a Material Adverse Effect.

               (ii) All liabilities of each of the Company, the Guarantor, the other Subsidiaries and the other Persons referred to in the preceding clause (i) with respect to federal income taxes have been finally determined except for the fiscal years set forth in Part 2.5(a) of Annex
          2 hereto, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

          (b)  Book Provisions Adequate.

               (i) The amount of the liability for taxes reflected in each of the balance sheets referred to in Section 2.2(a) hereof is in each case an adequate provision for taxes as of the dates of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

               (ii) The Company does not know of any proposed additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in Section 2.2(a) hereof.

     6    Pending Litigation.

          (a) There are no proceedings, actions or investigations pending or, to the knowledge of the Company or the Guarantor, threatened against or affecting the Company, the Guarantor or any other Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

          (b)  Neither the Company, the Guarantor nor any other
     Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental
     Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

     7    Full Disclosure.

     The financial statements referred to in Section 2.2(a) hereof do not, nor does this Agreement, the Most Recent 10-K, any information delivered to you pursuant to Section 7.1 hereof or any statement furnished by or on behalf of the Company to each of you in connection with the negotiation or any closing of any sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to each of you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

     8    Corporate Organization and Authority.

     Each of the Company, the Guarantor and the other Subsidiaries:

          (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all legal and corporate power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

          (c) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

          (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state (each of which states is listed in Part 2.8(d) of Annex 2 hereto) where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

     9    Charter Instruments, Other Agreements, etc.

          (a)  Charter Instruments.  Neither the Company, the
     Guarantor nor any other Subsidiary is in violation in any respect of any term of any charter instrument or bylaw.

          (b) Agreements Relating to Indebtedness. Neither the Company, the Guarantor nor any other Subsidiary is in violation of any term in, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound relating to, or providing the terms of, any Indebtedness specified in Part 2.2(b) of Annex 2 hereto having a principal or stated amount equal to or in excess of Two Hundred Fifty Thousand Dollars ($250,000).

          (c) Other Agreements. Neither the Company, the Guarantor nor any other Subsidiary is in violation of any term in, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound (other than the agreements and other instruments specified in clause (b) of this Section 2.9), which, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

     10   Restrictions on Company, Guarantor and other
Subsidiaries.

     Neither the Company, the Guarantor nor any other Subsidiary:

          (a) is a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charters and corporate restrictions, could reasonably be expected to have a Material Adverse Effect;

          (b) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Indebtedness, other than this Agreement and the agreements listed in Part 2.10(b) of Annex 2 hereto, none of which restricts the issuance and sale of the Notes or the performance by the Company of its obligations under this Agreement or under the Notes; or

          (c) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.4 hereof.

     True, correct and complete copies of each of the agreements listed in Part 2.10(b) of Annex 2 hereto have been provided to each of you and your special counsel.

     11   Compliance with Law.

     Neither the Company, the Guarantor nor any other Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     12   ERISA.

          (a) Prohibited Transactions. Neither the execution of this Agreement, the purchase of the Notes by each of you nor the consummation of the transactions contemplated by this Agreement will constitute a "prohibited transaction" (as such term is defined in section 406(a) of ERISA) or result in a tax under section 4975 of the IRC. The representation by the Company and the Guarantor in the preceding sentence is made in reliance upon your respective representations in Section 1.5(b) hereof as to the source of funds to be used by you to purchase the Notes.

          (b)  Pension Plans.

               (i) Compliance with ERISA. The Company and the ERISA Affiliates are in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

               (ii) Funding Status; Relationship of Vested Benefits to Pension Plan Assets.

                    (A)  No "accumulated funding deficiency" (as
               defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan.

                    (B)  The present value of all benefits,
               determined as of the most recent valuation date for such benefits as provided in Section 6.17 hereof, vested under each Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits, determined as of such date as provided in Section 6.17 hereof.

               (iii) PBGC. No liability to the PBGC has been or is expected to be incurred by the Company or any ERISA Affiliate with respect to any Pension Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

               (iv) Multiemployer Plans. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

     13   Certain Laws.

          (a)  Environmental Protection Laws.

               (i) Compliance. Each of the Company, the Guarantor and the other Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

               (ii) Liability. Neither the Company, the Guarantor nor any other Subsidiary is subject to any liability under any Environmental Protection Laws that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

               (iii)     Notices.  Neither the Company, the
          Guarantor nor any other Subsidiary has received any:

                    (A) notice from any Governmental Authority by which any of its present or previously-owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law;

                    (B)  notice of any Lien arising under or in
               connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its owned or leased Properties; or

                    (C) communication, written or oral, from any Governmental Authority concerning any action or omission by the Company, the Guarantor or such other Subsidiary in connection with its ownership or leasing of any Property resulting in the release of any Hazardous Substance or resulting in any violation of any Environmental Protection Law;

          where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

          (b)  Health Laws.

               (i) Compliance. Each of the Company, the Guarantor and the other Subsidiaries is in compliance with all Health Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

               (ii) Liability. Neither the Company, the Guarantor nor any other Subsidiary is subject to any liability under any Health Laws that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

               (iii)     Notices.  Neither the Company, the
          Guarantor nor any other Subsidiary has received any notice from any Governmental Authority concerning any actual or alleged violation of any Health Laws where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

     14   Transactions are Legal and Authorized; Obligations are
          Enforceable.

          (a) Transactions are Legal and Authorized. Each of the issuance, sale and delivery of each Series of Notes by the Company, the execution and delivery of this Agreement by the Company and the Guarantor, and compliance by the Company and the Guarantor with all of the provisions of this Agreement and, when issued, each Series of the Notes:

               (i) is within the corporate powers of the Company and the Guarantor; and

               (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company, the Guarantor or any other Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which any such Person is a party or by which any such Person or any of such Person's respective Properties may be bound.

          RED  Obligations are Enforceable.

               (i) This Agreement has been duly authorized by all necessary action on the part of the Company and the Guarantor, has been duly executed and delivered by authorized officers of the Company and the Guarantor and constitutes a legal, valid and binding obligation of the Company and the Guarantor, as the case may be, enforceable in accordance with its respective terms, and

               (ii) the Notes have been duly authorized by all necessary action on the part of the Company, and, when issued, will have been duly executed and delivered by authorized officers of the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except that the enforceability of this Agreement and of the Notes may be:

               (x)  limited by applicable bankruptcy,
          reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

               (y) subject to the availability of equitable remedies.

     15   Governmental Consent; Certain Laws.

          (a) Governmental Consent. Neither the nature of the Company, the Guarantor or any other Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company, the Guarantor or any other Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company, the Guarantor or any other Subsidiary as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes.

          (b) Certain Laws. Neither the Company, the Guarantor nor any other Subsidiary is subject to regulation under, or otherwise required to comply with any filing, registration or notice provisions of, (i) the Investment Company Act of 1940, as amended, (ii) the Public Utility Holding Company Act of 1935, as amended, (iii) the Interstate Commerce Act, as amended, or (iv) the Federal Power Act, as amended, except that Ohse is subject to regulation under the Interstate Commerce Act, as amended.

     16   Private Offering of Notes.

     Neither the Company, the Guarantor, any other Subsidiary nor the Placement Agent (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar Security of the Company, other than employees of the Company) has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment.

     17   No Defaults; Transactions Prior to Facility Closing Date,
etc.

          (a) No event has occurred and no condition exists that, upon the execution and delivery of this Agreement or the issuance of any Series of the Notes, would constitute a Default or an Event of Default.

          (b) Except as disclosed in Part 2.17(b) of Annex 2 hereto, neither the Company nor any Subsidiary entered into any transaction during the period beginning on October 2, 1993 and ending on the Facility Closing Date that would have been prohibited by Section 6.5, Section 6.10, Section 6.11 or
     Section 6.14 hereof had such Sections applied during such period.

     18   Use of Proceeds of Notes.

          (a) Use of Proceeds. The Company will generally apply the proceeds from the sale of the Notes to finance Capital Expenditures of the Company and the Guarantor and for general corporate purposes, and, specifically, in the manner set forth in each Purchase Request.

          (b) Margin Securities. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The obligations of the Company and the Guarantor under this Agreement and the Notes are not and will not be directly or indirectly secured (within the meaning of such Regulation G) by any Margin Security, and no Notes are being sold on the basis of any such collateral.

          (c) Absence of Foreign or Enemy Status. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

     19   Company and Guarantor.

     The Company and the Guarantor are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. The Company and the Guarantor will receive a direct economic and financial benefit from the Indebtedness incurred under this Agreement by the Company, and the incurrence of such Indebtedness is in the best interests of the Company and the Guarantor.

     20   Solvency.

     The fair value of the business and assets of the Company and the Guarantor is in excess of the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case both prior to and after giving effect to the transactions contemplated by this Agreement and each Series of Notes. After giving effect to the transactions contemplated by this Agreement and each Series of Notes, neither the Company nor the Guarantor will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small capital, and neither the Company nor the Guarantor has or had any intent to hinder, delay or defraud any entity to which it is, or will become, on or after the Facility Closing Date or such Closing Date, indebted or to incur debts that would be beyond its ability to pay as such debts mature.

3.   CLOSING CONDITIONS

     Your respective obligations to purchase and pay for the Notes to be delivered to you at each Closing at which you are to purchase Accepted Notes of the Series being sold at such Closing are subject to the following conditions precedent:

     1    Opinions of Counsel.

     Each of you shall have received from

          (a) Wright, Lindsey & Jennings, counsel for the Company and the Guarantor, and

          (b) Hebb & Gitlin, a Professional Corporation, your special counsel,

closing opinions, each dated as of such Closing Date, substantially in the respective forms set forth in Exhibit D1 and Exhibit D2 hereto and as to such other matters as each of you may reasonably request. This Section 3.1 shall constitute direction by the Company and the Guarantor to such counsel named in the foregoing clause (a) to deliver such closing opinion to each of you.

     2    Warranties and Representations True.

     The warranties and representations contained in Section 2 hereof (as modified by the information disclosed on Schedule 2 to the Purchase Request delivered in connection with the Notes of such Series) shall be true on such Closing Date with the same effect as though made on and as of that date.

     3    Officers' Certificates.

     Each of you shall have received:

          (a) a certificate dated such Closing Date and signed by a Senior Officer of the Company, substantially in the form of Exhibit E1 hereto;

          (b) a certificate dated such Closing Date and signed by a Senior Officer of the Guarantor, substantially in the form of Exhibit E2 hereto;

          (c) a certificate dated such Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit F1 hereto; and

          (d) a certificate dated such Closing Date and signed by the Secretary or an Assistant Secretary of the Guarantor, substantially in the form of Exhibit F2 hereto.

     4    Good Standing Certificates.

     Each of you shall have received certificates, dated on or immediately prior to such Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of the Company and the Guarantor certifying as to the due incorporation and good standing of the Company and the Guarantor.

     5    Legality.

     The Notes of the Series to be acquired by each of you on such Closing Date shall, on such Closing Date, qualify as a legal investment for each of you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and such acquisition shall not subject you to any penalty or other onerous condition contained in or pursuant to any such law or regulation, and each of you shall have received such evidence as you may reasonably request to establish compliance with this condition.

     6    Private Placement Number.

     The Company shall have obtained or caused to be obtained a private placement number for the Notes of such Series from the CUSIP Service Bureau of Standard & Poor's and each of you shall have been informed of such private placement number.

     7    Expenses.

     All fees and disbursements required to be paid pursuant to
Section 1.7(b) hereof shall have been paid in full.

     8    Compliance with this Agreement.

     Each of the Company, the Guarantor and the other Subsidiaries shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company, the Guarantor and the other
Subsidiaries on or prior to such Closing Date, and such performance and compliance shall remain in effect on such Closing Date.

     9    Bank Credit Agreement; Release of Liens.

          (a) Bank Credit Agreement. The Banks and the Company shall have entered into the Bank Credit Agreement in the form of Exhibit G to this Agreement, all conditions required to be satisfied by the Company and the Subsidiaries thereunder shall have been satisfied or waived and no condition shall exist that limits or prohibits any borrowing of funds by the Company thereunder.

          (b) Release of Liens. In connection with the execution and delivery of the Bank Credit Agreement, all Liens under the Bank Security Documents shall have been released and terminated, and each of you shall have received evidence satisfactory to each of you of the release and termination of such Liens, including, without limitation, (i) a letter agreement from the parties to the Bank Security Documents addressed to you to the effect that all Liens under the Bank Security Documents shall have been released and terminated and that such parties will take all actions necessary to evidence such release and termination, and (ii) copies of all Uniform Commercial Code filings and other recordings evidencing such release and termination.

     10   No Change in Control.

     Each of you shall have received satisfactory evidence that no Change in Control or Control Event shall have occurred at any time subsequent to the Facility Closing Date.

     11   Proceedings Satisfactory.

     All proceedings taken in connection with the issuance and sale of the Notes of such Series and all documents and papers relating thereto shall be satisfactory to each of you and your special counsel. Each of you and your special counsel shall have received, in a timely manner, copies of such documents and papers as you or they may request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to each of you and your special counsel.

4.   PAYMENTS

     1    Mandatory Principal and Interest Payments.

     The Company shall pay, and there shall become due and payable, on the first (1st) day of each calendar month, commencing with the month immediately following the Initial Closing Date, equal installments of principal and interest on each Series of Notes in the amounts set forth on Schedule 1 of the Notes of each such Series (each, a "Mandatory P/I Payment"). Each such Mandatory P/I Payment shall be applied first to the payment in full of accrued interest then due on the unpaid principal balance of the Notes of such Series, and any balance of any such Mandatory P/I Payment shall be applied to the payment of principal of the Notes of such Series. Without limitation of the foregoing, all of the principal of the Notes remaining outstanding on the Maturity Date (if any), together with interest accrued thereon, shall become due and payable on the Maturity Date.

     2    Optional Prepayments.

          (a) Optional Prepayments. The Company may, at any time and from time to time, prepay the principal amount of the Notes in part, in integral multiples of One Million Dollars
     ($1,000,000), or in whole, in each case together with:

               (i) an amount equal to the Make-Whole Amount on such date in respect of the principal amount of the Notes being so prepaid; and

               EGIS interest on such principal amount then being prepaid accrued to the prepayment date.

          (b) Notice of Optional Prepayment. The Company will give notice of any optional prepayment of the Notes to each holder of Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

               (i)  such date;

               (ii) that such prepayment is to be made pursuant to
          Section 4.2 of this Agreement;

               (iii)     the principal amount of each Note to be
          prepaid on such date;

               (iv) the interest to be paid on each such Note, accrued to the date fixed for payment;

               (v) the calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), due in connection with such prepayment, accompanied by a copy of any applicable documentation used in connection with determining the Make-Whole Discount Rate in respect of such prepayment; and

               (vi) an updated Schedule 1 to be attached to each Series of Notes which sets forth the Mandatory P/I
          Payments for such Series of Notes after giving effect to such optional prepayment in accordance with the terms and provisions hereof.

     Notice of prepayment having been so given, the aggregate principal amount of the Notes to be prepaid specified in such notice, together with the Make-Whole Amount as of the specified prepayment date with respect thereto, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two (2) Business Days prior to the making of such prepayment, the Company shall deliver to each holder of Notes by facsimile transmission a certificate of a Senior Financial Officer specifying the details of the calculation of such Make-Whole Amount as of the specified prepayment date, accompanied by a copy of any applicable documentation used in connection with determining the Make-Whole Discount Rate in respect of such prepayment.

          (c) Application of Prepayments to Mandatory P/I Prepayments. Upon any partial prepayment of the Notes pursuant to this Section 4.2, the principal amount so prepaid of each Series of Notes shall be applied to the Mandatory P/I Payments with respect to such Series of Notes, and to the payment at maturity of such Series of Notes, as provided in
     Section 4.1 hereof, in the inverse order of the due date of such payments.

     3    Offer to Prepay upon Change in Control.

          (a)  Notice and Offer.  In the event of either

               (i)  a Change in Control, or

               (ii) the obtaining of knowledge of a Control Event by any officer of the Company or any Subsidiary
          (including, without limitation, via the receipt of notice of a Control Event from any holder of Notes),

     the Company will, within three (3) Business Days of the occurrence of either of such events, give written notice of such Change in Control or Control Event to each holder of Notes by certified mail (with a copy thereof sent via an overnight courier of national reputation) and, simultaneously with the sending of such written notice, give telephonic advice of such Change in Control or Control Event to an investment officer or other similar representative or agent of each such holder specified on Annex 1 hereto at the telephone number specified thereon, or to such other Person at such other telephone number as any holder of a Note may specify to the Company in writing.

          In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, the Notes held by such holder on a date specified in such notice (the "Control Prepayment Date") that is not less than thirty
     (30) days and not more than sixty (60) days after the date of such notice. If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the thirtieth (30th) day after the date of posting of such notice. If the Company shall not have received a written response to such notice from each holder of Notes within ten
     (10) days after the date of posting of such notice to such holder of Notes, then the Company shall immediately send a second written notice via an overnight courier of national reputation to each such holder of Notes who shall have not previously responded to the Company, which notice shall also specify the Control Prepayment Date.

          (b) Acceptance and Payment. To accept or reject such offered prepayment, a holder of Notes shall cause a notice of such acceptance or rejection to be delivered to the Company on or prior to the fifteenth (15th) day after the date of receipt by such holder of the latest written offer of such prepayment (the "Offer Determination Date"). If so accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with any Make-Whole Amount as of the Control Prepayment Date with respect thereto and interest on the Notes then being prepaid accrued to the Control Prepayment Date. If a holder of Notes shall not have responded to such offered prepayment on or prior to the Offer Determination Date, such holder shall be deemed to have accepted such offered prepayment.

          (c) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 4.3 shall be accompanied by a certificate, executed by a Senior Officer of the Company and dated the date of such offer, specifying:

               (i)  the Control Prepayment Date;

               (ii) that such offer is made pursuant to Section 4.3 of this Agreement;

               (iii) the principal amount of each Note offered to be prepaid;

               (iv) the interest that would be due on each such Note offered to be prepaid, accrued to the date fixed for payment;

               (v) the calculation of an estimated Make-Whole Amount, if any (calculated as if the date of such notice was the date of prepayment), that would be due in connection with such offered prepayment, accompanied by a copy of any applicable documentation used in connection with determining the Make-Whole Discount Rate in respect of such prepayment; and

               (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

          Each such notice shall also contain a legend specifying that such holder shall be deemed to have accepted such offered prepayment if such holder shall not have responded to such offer on or prior to the fifteenth (15th) day following such holder's receipt of such notice.

          (d) Effect of Prepayment. Each partial prepayment of the principal of any Series of Notes made pursuant to this
     Section 4.3 shall be applied against and reduce each of the then remaining Mandatory P/I Payments of such Series of Notes by a percentage equal to the aggregate principal amount of the Notes of such Series so prepaid divided by the aggregate principal amount of the Notes of such Series outstanding immediately prior to such prepayment.

          (e) Notice Concerning Status of Holders of Notes. Promptly after each Control Prepayment Date and the making of all prepayments contemplated on such Control Prepayment Date under this Section 4.3 (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each remaining holder of Notes a certificate signed by a Senior Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes of each Series held by each such holder at such time.

     4    Pro Rata Payments.

          (a) Mandatory P/I Payments. If at the time any Mandatory P/I Payment with respect to any Series of Notes is required to be made pursuant to Section 4.1 hereof, there is more than one Note of such Series outstanding, the aggregate principal amount of each such Mandatory P/I Payment shall be allocated among the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes of such Series then outstanding, with adjustments, to the extent practicable, to equalize for any prior prepayments not in such proportion.

          (b) Optional Prepayments. If at the time any prepayment under Section 4.2 hereof is due and there is more than one Note outstanding, the aggregate principal amount of each such prepayment of the Notes shall be allocated among the Notes at the time outstanding (without distinguishing among the different Series) in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes then outstanding.

     5    Notation of Notes on Prepayment.

     Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be (but shall not be required to be):

          (a) surrendered to the Company pursuant to Section 5.2 hereof in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered
     Note;

          (b) made available to the Company for notation thereon of the portion of the principal so prepaid; or

          (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note has been paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

     6    No Other Optional Prepayments.

     Except for prepayments made in accordance with this Section 4, the Company may not make any prepayment of principal in respect of the Notes. The Company will not, and will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes.

5.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     1    Registration of Notes.

     The Company will cause to be kept at its office maintained pursuant to Section 6.3 hereof a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, the outstanding principal amount and Series of each such Note, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof and the Company shall not be affected by any notice or knowledge to the contrary.

     2    Exchange of Notes.

          (a) Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.3 hereof duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided below), new Notes in exchange therefor, of the same Series as such surrendered Note, in denominations of at least One Hundred Thousand Dollars ($100,000) (except as may be necessary to reflect any principal amount not evenly divisible by One Hundred Thousand Dollars ($100,000)), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

          (b) The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note.

          (c) Each holder of Notes agrees that, in the event it shall sell or transfer any Note without surrendering such Note to the Company as set forth in Section 5.2(a) hereof, it shall:

               (i) prior to the delivery of such Note, make a notation thereon of all principal, if any, paid on such Note and shall also indicate thereon the date to which interest shall have been paid on such Note; and

               (ii) promptly notify the Company of the name and address of the transferee of any such Note so transferred and the effective date of such transfer.

     3    Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and of such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an Institutional Investor or a nominee of such Institutional Investor, such Institutional Investor's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     4    Issuance Taxes.

     The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes and in connection with any modification of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 5.4 shall survive the payment or prepayment of the Notes and the termination of this Agreement.

     5    Execution and Delivery of Notes by Guarantor.

     The Guarantor shall, upon the issuance of any new Notes by the Company pursuant to Section 5.2 or Section 5.3 hereof, cause the confirmation of the Unconditional Guaranty provided therein to be duly executed and delivered in the form of such confirmation provided on Exhibit A hereto.

6.   COVENANTS

     The Company and the Guarantor covenant that on and after the Facility Closing Date and so long as any of the Notes shall be outstanding:

     1    Payment of Taxes and Claims.

     The Company will, and will cause each Subsidiary to, pay before they become delinquent:

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like
     Persons that, if unpaid, might result in the creation of a Lien upon its Property;

provided, that items of the foregoing description need not be paid

               (i) while being actively contested in good faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

               (ii) so long as the title of the Company or the other Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

     In the case of any such item being contested as described in the immediately preceding sentence (other than the item described in Part 6.1 of Annex 3 hereto) involving in excess of Two Million Dollars ($2,000,000), the appropriateness of the proceedings will be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves will be supported by an opinion of the independent accountants of the Company or such Subsidiary (which opinions will be delivered to the Purchasers and the other holders of Notes as provided in Section
7.1 hereof), provided that, if the aggregate amount of all such items shall at any time exceed Three Million Dollars ($3,000,000), regardless of the amount of any individual item, the adequacy of the reserves for all such items will be supported by opinions of the independent accountants of the Company or such Subsidiary (which opinions will be delivered to the Purchasers and the other holders of the Notes as provided in Section 7.1 hereof).

     2    Maintenance of Properties; Corporate Existence; etc.

     The Company will, and will cause each Subsidiary to:

          (a) Property -- maintain its Property in good condition and working order, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

          (b) Insurance -- maintain, with financially sound and reputable insurers accorded a rating by A.M. Best Company of "A" or better and a size rating of "XII" or better (or a comparable rating by any comparable successor rating agency), insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in accordance with sound business practices in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

          (c) Financial Records -- keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all its business transactions and that will permit the provision of accurate and complete financial statements in accordance with GAAP;

          (d)  Corporate Existence and Rights --

               (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and

               (ii) maintain each Subsidiary as a Subsidiary and each Wholly-Owned Subsidiary as a Wholly-Owned
          Subsidiary,

     in each case except as permitted by Section 6.5 hereof; and

          (e) Compliance with Law -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law or any Health Law) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Company or any Subsidiary to conduct in the future the business it conducts at the time of such violation or failure to obtain.

     3    Payment of Notes and Maintenance of Office.

     The Company will punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) on the Notes, as and when the same shall become due according to the terms of this Agreement and of the Notes. The Company and the Guarantor will maintain an office at the respective addresses of the Company and the Guarantor set forth in Section 11.1 hereof where notices, presentations and demands in respect of this Agreement or of the Notes may be made upon such Person. Such offices will be maintained at such addresses until such time as the Company or the Guarantor, as the case may be, shall notify the Purchasers and the other holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

     4    Liens.

          (a) Negative Pledge. The Company will not, and will not permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to any Lien except:

               (i) Taxes, etc. -- Liens securing Property taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, so long as

                    (A)  the payment thereof is being actively
               contested in good faith and by appropriate proceedings and adequate book reserves have been established and maintained and exist with respect thereto, and

                    (B)  the title of the Company or the
               Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby;

               (ii) Judicial Liens -- Liens

                    (A)  arising from judicial attachments and
               judgments,

                    (B)  securing appeal bonds or supersedeas
               bonds, and

                    (C)  arising in connection with court
               proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

          provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being actively contested in good faith and by appropriate proceedings, (3) adequate book reserves shall have been established and maintained and shall exist with respect thereto and (4) the aggregate amount so secured shall not at any time exceed Two Million Dollars ($2,000,000);

               (iii) Ordinary Course Business Liens -- Liens incurred or deposits made in the ordinary course of business

                    (A) in connection with workers' compensation, unemployment insurance, social security and other like laws, and

                    (B)  to secure the performance of letters of
               credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.4(a)(ii) hereof) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

          provided, however, that all such Liens do not, in the aggregate, materially detract from the value of such Property or materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

               (iv) Certain Encumbrances -- Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Properties or materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

               (v)  Intergroup Liens -- Liens on Property of a
          Subsidiary, provided that such Liens secure only obligations owing to the Company or the Guarantor;

               (vi) Closing Date Liens --

                    (A) Liens in existence on the Facility Closing Date securing Indebtedness, provided that such Liens and such Indebtedness are described in Part
               6.4(a)(vi) of Annex 3 hereto; and

                    (B)  Liens securing renewals, extensions (as
               to time) and refinancings of Indebtedness secured by the Liens described in Part 6.4(a)(vi) of Annex
               3 hereto, provided that

                         (1)  the amount of Indebtedness secured
                    by each such Lien is not increased in excess of the amount of such Indebtedness outstanding on the date of such renewal, extension or refinancing, unless the aggregate amount of Indebtedness in excess of such outstanding Indebtedness is permitted to be outstanding under the terms and provisions of Section 6.8(b) hereof,

                         (2)  none of such Liens is extended to
                    encumber or otherwise relate to or cover any additional Property of the Company or any Subsidiary, and

                         (3)  immediately prior to, and immediately
                    after the consummation of such renewal,
                    extension or refinancing, and after giving effect thereto, no Default or Event of Default exists or would exist; and

               (vii)     Secured Indebtedness -- other Liens on
          Property of the Company or the Subsidiaries as specified in Section 6.8(b) hereof securing Indebtedness permitted pursuant to Section 6.8(b) hereof.

          (b) Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien in violation of this
     Section 6.4, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders and, if the Note Purchase Facility shall not have been terminated at such time in accordance with Section 1.1(b) hereof, the Required Purchasers, and the Company will cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms. Regardless of whether the Company complies with the provisions of the immediately preceding sentence, in case any Property shall be subjected to a Lien in violation of this Section 6.4, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. A violation of this
     Section 6.4 will constitute an Event of Default, whether or not any such provision is made or action is taken pursuant to this Section 6.4(b).

          (c) Financing Statements. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this
     Section 6.4 or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

     5    Merger, Consolidation, Transfers of Property, etc.

          (a) Merger and Consolidation. The Company will not, and will not permit any Subsidiary to, merge with or into or consolidate with any other Person or permit any other Person to merge or consolidate with or into it (except that a Subsidiary may merge into or consolidate with the Company or a Wholly-Owned Subsidiary), provided that the foregoing restriction does not apply to the merger or consolidation of the Company or the Guarantor with another corporation if:

               (i) the Company or the Guarantor, as the case may be, is the corporation that results from such merger or consolidation (the "Surviving Corporation");

               (ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company or the Guarantor, as the case may be, are expressly assumed by the Surviving Corporation pursuant to such agreements and instruments as shall be approved by the Required Holders and, if the Note Purchase Facility shall not have been terminated at such time in accordance with Section 1.1(b) hereof, the Required Purchasers, and the Company causes to be delivered to each holder of Notes an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms (subject to customary qualifications); and

               (iii)     immediately prior to, and immediately
          after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

          (b) Acquisition of Stock, etc. The Company will not, and will not permit any Subsidiary to, acquire any stock of any corporation if upon completion of such acquisition such corporation would be a Subsidiary, or acquire all of the Property of, or such of the Property as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately prior to, and immediately after the consummation of such acquisition, and after giving effect thereto, no Default or Event of Default exists or would exist.

          (c) Transfers of Property. The Company will not, and will not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "Transfers"), except Transfers of inventory and Transfers of other Property for Fair Market Value, in each case in the ordinary course of business of the Company or any such Subsidiary.

     6    Tangible Net Worth.

     The Company will maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than the sum of

          (a)  One Hundred Twenty-Nine Million Dollars
     ($129,000,000), plus

          (b) the amount of all proceeds of any issuance of capital stock of the Company after the Facility Closing Date, plus

          (c) the amount of any Subordinated Debt which is converted into capital stock of the Company after the Facility Closing Date, plus

          (d) in the case of each fiscal quarter ending on or after October 1, 1994, the Applicable Net Income Carryover.

          As used herein,

               Tangible Net Worth -- means the excess of total assets over total liabilities, as each of total assets and total liabilities would be shown on a consolidated balance sheet for the Company and the Subsidiaries prepared in accordance with GAAP consistent with GAAP applied in the preparation of the financial statements referred to in Section 7.1(a) and Section 7.1(b) hereof, excluding, however, Intangible Assets from such determination of total assets.

               Intangible Assets -- means (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) treasury stock, (iii) Securities which are not readily marketable, (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the Facility Closing Date, and (vi) any items not included in clauses (i) through (v) above, inclusive, which are treated as intangibles in conformity with GAAP.

               Applicable Net Income Carryover -- at any time that any determination thereof is to be made means an amount equal to the sum of (i) sixty percent (60%) of the net income of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, for the fiscal year of the Company ending on October 1, 1994, plus (ii) sixty percent (60%) of the net income of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, for each and every fiscal year of the Company ending after October 1, 1994 which has ended on or before the date such determination of Applicable Net Income Carryover is to be made; provided, however, that, in the event that such net income for any fiscal year described above is less than zero (0), the net income of the Company and the Subsidiaries for such fiscal year shall be deemed to be zero (0) for purposes of calculating Applicable Net Income Carryover.

     7    Working Capital; Current Ratio.

     The Company will maintain as of the last day of each fiscal quarter:

          (a) a ratio of current assets to current liabilities (exclusive of current deferred taxes), in each case as would be shown on a consolidated balance sheet for the Company and the Subsidiaries at such time prepared in accordance with GAAP, of not less than 1.5 to 1.0, and

          (b) an excess of current assets over current liabilities (exclusive of current deferred taxes), in each case as would be shown on a consolidated balance sheet for the Company and the Subsidiaries at such time prepared in accordance with GAAP, of not less than Sixty Million Dollars ($60,000,000).

     8    Limitations on Indebtedness.

          (a) Leverage Ratio. The Company will maintain, as of the last day of each fiscal quarter, a Leverage Ratio of not more than 0.5 to 1.0.

          As used herein:

               Leverage Ratio -- means for any date of
          determination thereof, the quotient (expressed as a ratio) of (x) Indebtedness with maturities of greater than one (1) year (including, without limitation, all current portions thereof and all Subordinated Debt) of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, divided by (y) the sum of (i) Indebtedness with maturities of greater than one (1) year (including, without limitation, all current portions thereof and all Subordinated Debt) of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (ii) stockholders' equity of the Company and the Subsidiaries (excluding, in any event, any minority interests) as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus
          (iii) long-term deferred taxes, attributable to the Company's prior use of cash accounting, of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (iv) deferred taxes, attributable to the Company's use of the "farm price method" of accounting for deferred taxes, of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time.

          (b) Limitation on Secured Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness or other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, or joint or several, which are secured by, or have the benefit of, any Lien except Indebtedness secured by or having the benefit of, or in respect of:

               (i) Liens outstanding on the Facility Closing Date described in Part 6.4(a)(vi) of Annex 3 hereto;

               (ii) purchase money Liens or purchase money security interests upon or in any fixed assets acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such fixed assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such fixed assets;

               (iii)     Liens or security interests existing on
          fixed assets at the time of their acquisition;

               (iv) Liens and security interests on previously acquired fixed assets, the Fair Market Value of which assets does not exceed by more than one hundred percent (100%) the amount of Indebtedness secured thereby, all as determined by the Required Holders and, if the Note Purchase Facility shall not have been terminated at such time in accordance with Section 1.1(b) hereof, the Required Purchasers, in their sole, good faith discretion; or

               (v) Liens in respect of obligations for Capital Leases of real or personal fixed assets acquired or held by the Company in the ordinary course of business which are secured only by the fixed assets that are the subject of such Capital Lease, provided, however, that (x) the aggregate amount of any Indebtedness incurred in connection with renewals, extensions (as to time) and refinancings of Indebtedness described in
     Part 6.4(a)(vi) of Annex 3 hereto in excess of the amount of such Indebtedness outstanding immediately prior to each such renewal, extension or refinancing, plus (y) the aggregate principal amount of the Indebtedness secured by the Liens or security interests referred to in clause (ii), clause (iii) and clause (iv) of this Section 6.8(b), plus (z) the aggregate amount of capitalized payment obligations under the Capital Leases specified in clause (v) of this Section 6.8(b) shall not at any time exceed Twenty-Five Million Dollars ($25,000,000).

          (c) Limitation on Subsidiary Indebtedness. The Company shall not at any time permit Total Subsidiary Indebtedness to exceed ten percent (10%) of Consolidated Indebtedness at such time.

          As used herein:

               Total Subsidiary Indebtedness -- means, at any time (without duplication),

                    (a)  the aggregate Indebtedness of all
               Subsidiaries outstanding at such time, plus

                    (b) the aggregate amount of claims in respect of the redemption of, and accumulated unpaid dividends on, all preferred stock (and other equity Securities and all other Securities convertible into, exchangeable for, or representing the right to purchase, preferred stock) of all Subsidiaries outstanding at such time (whether or not any right of redemption or conversion is exercisable by the holder thereof at such time), determined, in each case, on a combined basis for such Persons, but excluding from such calculation (i) any such Indebtedness of any Subsidiary in respect of the Unconditional Guaranty or any Guaranty of the Notes provided pursuant to, and in accordance with the provisions of, Section 6.15 hereof, (ii) any such Indebtedness of any Subsidiary in respect of any Guaranty of any of the obligations of the Company under (A) the Bank Credit Agreement and (B) any other primary Indebtedness of the Company, so long as, in each such case, such Subsidiary has entered into a Guaranty of the obligations of the Company under the Notes and this Agreement, (iii) any such Indebtedness of any Subsidiary existing on the Facility Closing Date which is described in Part 6.8(c) of Annex 3 hereto, and (iv) all such preferred stock and other equity Securities which are legally and beneficially owned by the Company.

               Consolidated Indebtedness -- means, at any time, the aggregate amount of Indebtedness of the Company and the Subsidiaries, determined on a consolidated basis for such Persons at such time in accordance with GAAP.

          (d) Limitation on Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness or other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, or joint or several, except:

               (i) liabilities of the Company in respect of the Notes and this Agreement and the Bank Credit Agreement, and liabilities of any Subsidiary in respect of the Unconditional Guaranty or any other guaranty of the obligations of the Company under the Notes and this Agreement or the Bank Credit Agreement;

               (ii) long-term Indebtedness, provided the Company complies with the provisions of Section 6.8(a) hereof;

               (iii)     Indebtedness secured by Liens permitted
          to be outstanding pursuant to Section 6.8(b) hereof;

               (iv) unsecured short-term Indebtedness of the Company incurred for the purpose of funding the working capital requirements of the Company and the Subsidiaries;

               (v) Indebtedness of Subsidiaries, provided the Company complies with the provisions of Section 6.8(c) hereof; and

               (vi) those liabilities listed in Part 6.8(d) of Annex 3 hereto.

          (e) Loans, Guaranties, etc. The Company will not, and will not permit any Subsidiary to, make any loans or advances to or investments in any Person, or directly or indirectly enter into any Guaranty or otherwise assure a creditor against loss in respect of any Indebtedness or other obligations or liabilities (contingent or otherwise) of any Person unless any such amounts have been included as Indebtedness in making calculations with respect to each representation, warranty and covenant set forth in this Agreement.

     9    Cash Flow Coverage Ratio.

     The Company will maintain, as of the last day of each fiscal quarter, a Cash Flow Coverage Ratio of not less than 1.3 to 1.0 for the period of eight (8) consecutive fiscal quarters then most recently ended.

          As used herein:

               Cash Flow Coverage Ratio -- means for any period of determination thereof, the quotient (expressed as a ratio) of (x) the sum of (i) Consolidated Net Income, plus (ii) income taxes of the Company and the Subsidiaries, plus (iii) Consolidated Interest Expense, plus (iv) Consolidated Lease Expense, plus (iv) depreciation and amortization of the Company and the Subsidiaries, divided by (y) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Lease Expense, plus (iii) all scheduled and optional principal payments on long-term Indebtedness (including, without limitation, imputed principal on Capital Leases), other than, in each such case, the principal amount of any such Indebtedness which shall be paid during such period from the proceeds of Indebtedness incurred in connection with any refinancing thereof prior to, or at the time of, the maturity thereof, plus (iv) the sum of (a) dividends on the capital stock of the Company or a Subsidiary (other than dividends paid to the Company or a Subsidiary), (b) purchases or other acquisitions by the Company or any Subsidiary of any capital stock of the Company, and (c) distributions of assets to the Company's stockholders as such.

               Consolidated Net Income -- means, for any period, net income (or loss) from continuing operations (after income taxes) of the Company and the Subsidiaries, excluding, in any event, net income (or loss) in respect of extraordinary items, net income (or loss) from discontinued operations and the cumulative effects of changes in accounting principles, all as determined on a consolidated basis for such Persons in accordance with GAAP.

               Consolidated Interest Expense -- means, for any period, the aggregate amount of interest accrued or capitalized on, or with respect to, Indebtedness (including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes), but without giving effect to any deduction for any interest income, of the Company and the Subsidiaries determined on a consolidated basis for such Persons for such period in accordance with GAAP.

               Consolidated Lease Expense -- means, for any period, the aggregate amount of rentals payable in respect of Operating Leases for such period by any one or more of the Company and the Subsidiaries, determined on a consolidated basis for such Persons for such period in accordance with GAAP.

               Operating Lease -- means, with respect to any Person, any lease other than a Capital Lease.

     10   Dividends and Prepayments on Subordinated Debt.

          (a) Limit on Dividends and Other Distributions. The Company will not declare or pay any dividends (whether in cash or other Property), purchase, redeem, retire or otherwise acquire for value any of its capital stock (or any warrants, rights or options to acquire any shares of such capital stock) now or hereafter outstanding, or make any other distribution of Property to its stockholders, or permit any of its Subsidiaries to purchase or otherwise acquire for value any capital stock of the Company if:

               (i)  after giving effect to such dividend,
          distribution or other payment, the aggregate amount of all such dividends, distributions and other payments exceeds Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) during any fiscal year, or

               (ii) at the time of the declaration of such dividend, distribution or other payment, and immediately before, and after giving effect to the payment thereof, an Event of Default exists or would exist.

          (b) No Subordinated Debt Prepayments. The Company will not at any time, and will not at any time permit any Subsidiary to, make any prepayments, directly or indirectly, of principal on, or redeem, repurchase or retire, any existing or future Subordinated Debt of the Company or any Subsidiary.

     11   Capital Expenditures.

     The Company will not, and will not permit any Subsidiary to, make any Capital Expenditures, if:

          (a) the aggregate amount of Capital Expenditures of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, in any one (1) fiscal year would be in excess of Fifty Million Dollars
     ($50,000,000); provided, however, that

               (i) the amount of Capital Expenditures incurred in fiscal year 1994 and fiscal year 1995, up to (but not in excess of) a combined aggregate amount for such two (2) fiscal year period of Fifty Million Dollars ($50,000,000), in connection with the Company's planned construction of a new processing facility in the United States of America, and

               (ii) the portion of any purchase price in respect of any Capital Expenditure which was paid for by the Company solely with shares of the Company's capital stock,

     shall be excluded from the application of this covenant; or

          (b) at the time of such Capital Expenditure, and immediately before and after giving effect thereto, a Default or an Event of Default exists or would exist.

     As used herein:

               Capital Expenditure -- means, with respect to any Person, any payments in respect of the acquisition or construction cost of Property (including, without limitation, (i) the purchase price of tangible assets acquired by such Person and (ii) the gross purchase price of assets or stock, as the case may be, acquired by such Person in connection with any merger, consolidation, asset acquisition, stock purchase or similar transaction entered into by such Person) or other expenditures in respect of Property, in each case that is, or is part of a group of related items of Property substantially all of which are, required to be classified as long-term assets on a balance sheet of such Person prepared in accordance with GAAP.

     12   Operating Lease Rentals.

     The Company will not create or suffer to exist, or permit any of the Subsidiaries to create or suffer to exist, any obligations for the payment of rent for any Property under leases or agreements to lease, which do or would constitute Operating Leases, which in the aggregate have annual rental payments for any fiscal year in excess of seven and one-half percent (7.5%) of Net Tangible Assets determined at the end of such fiscal year; provided, however, that leases for rolling stock shall be excluded from the foregoing calculation.

          As used herein:

               Net Tangible Assets -- means total assets minus Intangible Assets minus current liabilities (exclusive of current deferred taxes) of the Company and the Subsidiaries, in each case as would appear on a consolidated balance sheet for such Persons prepared in accordance with GAAP.

     13   Nature of Business.

     The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the principal businesses of the Company and the Subsidiaries, taken as a whole, would not be substantially the same as the businesses described in the Most Recent 10-K.

     14   Transactions with Affiliates.

     The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     15   Guaranties of Subsidiaries.

          (a)  New Subsidiaries.  The Company shall cause each
     Subsidiary not existing as of the Facility Closing Date to execute and deliver to the holders of the Notes:

               (i)  an unconditional guaranty agreement, in
          substantially the form of the Unconditional Guaranty set forth in Section 10 hereof, and

               (ii) an agreement by such Subsidiary in favor of the holders of the Notes pursuant to which such Subsidiary agrees to be bound by the terms and provisions of this Agreement,

     in each case, within ten (10) Business Days of the creation or acquisition of any such Subsidiary.

          (b) Certain Existing Subsidiaries. If Ohse or Hudson Poland shall at any time own or hold, directly or indirectly, assets having a book value equal to or in excess of five percent (5%) of the total assets of the Company and the Subsidiaries at such time, as would be shown on a consolidated balance sheet for such Persons prepared in accordance with GAAP, then the Company shall cause such Person to execute and deliver to the holders of the Notes:

               (i)  an unconditional guaranty agreement, in
          substantially the form of the Unconditional Guaranty set forth in Section 10 hereof, and

               (ii) an agreement by such Person in favor of the holders of the Notes pursuant to which such Person agrees to be bound by the terms and provisions of this Agreement,

     in each case, within ten (10) Business Days of such time.

          (c) Delivery of Documents. The delivery of any agreements pursuant to Section 6.15(a) or Section 6.15(b) hereof shall be accompanied by such other documents as any Purchaser or other holder of Notes may reasonably request, including, without limitation, charter documents, bylaws, and appropriate resolutions of the Board of Directors of any such Subsidiary providing such a guaranty agreement. Upon the delivery thereof, such guaranty agreement, together with the Unconditional Guaranty set forth in Section 10 hereof, shall constitute the "Unconditional Guaranty" hereunder and such Subsidiary providing such guaranty agreement, together with the Guarantor, shall be deemed to be the "Guarantor" hereunder.

          (d) Guaranties of Bank Credit Agreement Obligations. Notwithstanding the other terms and provisions of this Section 6.15, the Company will not at any time permit any Subsidiary or Affiliate to provide to the Banks any Guaranty of the Company's obligations under the Bank Credit Agreement unless such Subsidiary or such Affiliate shall, at the same time, deliver a guaranty agreement and other documents to the holders of the Notes as specified in clause (i) and clause
     (ii) of Section 6.15(a) hereof.

     16   Restricted Investments.

     The Company will not at any time, and will not at any time permit any Subsidiary to, make any investments (including, without limitation, loans or other advances to or for the benefit of any Subsidiary) except:

          (a) investments in readily marketable obligations of the United States of America maturing within one (1) year from date of purchase,

          (b) investments in prime (by recognized United States financial standards) commercial paper maturing within one (1) year from date of purchase,

          (c) investments in fully insured domestic certificates of deposit and certificates of deposit issued by any Bank (provided such Bank's outstanding long-term debt securities are rated at least "A" by Standard & Poor's or at least "A-
     1" by Moody's Investors Service, Inc.) maturing within one (1) year from the date of creation thereof,

          (d) endorsements of negotiable instruments for collection in the ordinary course of business,

          (e) investments in other comparable prudent investments, including investments in or issued by any Bank, reported to the Purchasers and the other holders of Notes in conjunction with the Company's quarterly officer's certificate required by Section 7.2 hereof (together with a copy of the Company's then-current investment policy), and

          (f) investments in Subsidiaries that have complied with the requirements of Section 6.15 hereof;

provided, however, that this Section 6.16 shall not be deemed to prohibit the Company from creating accounts receivable owing from any Subsidiary as a result of the sale of inventory in accordance with Section 6.14 hereof.

     17   ERISA.

          (a) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of ERISA.

          (b) Relationship of Vested Benefits to Pension Plan Assets. The Company will not at any time permit the present value of all employee benefits vested under each Pension Plan to exceed the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to Section 6.17(c) hereof.

          (c) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Company and will comply with all requirements of law.

          (d) Prohibited Actions. The Company will not, and will not permit any ERISA Affiliate to:

               (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) that would result in the imposition of a material tax or penalty;

               (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

               (iii)     terminate any Pension Plan in a manner
          that could result in

                    (A) the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA, or

                    (B)  the creation of any liability under
               section 4062 of ERISA;

               (iv) fail to make any payment required by section
          515 of ERISA; or

               (v) at any time be an "employer" (as such term is defined in section 3(5) of ERISA) required to contribute to any Multiemployer Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a Material Adverse Effect.

     18   Private Offering.

     The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

     19   Certain Accounting Matters.

     The Company will not, at any time,

          (a) change its methods of accounting, unless required in accordance with GAAP, or

          (b)  change its fiscal year.

7.   INFORMATION AS TO COMPANY

     1    Financial and Business Information.

     The Company will deliver to each Purchaser and to each other holder of Notes:

          (a) Quarterly Statements -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five
     (45) days thereafter, duplicate copies of

               (i) a consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of operations and cash flows of the Company and the Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by Section 7.2 hereof;

          (b) Annual Statements -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of

               (i) consolidated balance sheets of the Company and the Subsidiaries as at the end of such year, and

               (ii) consolidated statements of operations and cash flows of the Company and the Subsidiaries for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied by

                    (A) an opinion of independent certified public accountants of recognized national standing, which opinion shall, without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of the Company or a Subsidiary to continue as a going concern), state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                    (B)  a certification by a Senior Financial
               Officer that such consolidated financial statements are complete and correct, and

                    (C) the certificates required by Section 7.2 and Section 7.3 hereof;

          (c)  Opinions of Independent Accountants and Counsel -
     - as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of all opinions of independent accountants and counsel required pursuant to Section 6.1 hereof;

          (d) Audit Reports -- promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (e) SEC and Other Reports -- within fifteen (15) days of their becoming available, one copy, without duplication, of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report (including, without limitation, each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each Current Report on Form 8-K), each registration statement (other than registration statements on Form S-8) which shall have become effective (without exhibits except as expressly requested by a holder of Notes), and each final prospectus, and all amendments to any of the foregoing, filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the Securities and Exchange Commission or any successor agency;

          (f)  ERISA --

               (i)  immediately upon becoming aware of the
          occurrence of any

                    (A)  "reportable event" (as such term is
               defined in section 4043 of ERISA), or

                    (B) "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC),

          in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto; and

               (ii) prompt written notice of and, where applicable, a description of

                    (A) any notice from the PBGC in respect of the commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                    (B) any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                    (C)  the placement of any Multiemployer Plan
               in reorganization status under Title IV of ERISA,

                    (D)  any Multiemployer Plan becoming
               "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA,

                    (E)  the whole or partial withdrawal of the
               Company or any ERISA Affiliate from any
               Multiemployer Plan and the withdrawal liability incurred in connection therewith, and

                    (F)  any material increase in contingent
               liabilities of the Company or any Subsidiary in respect of any post-retirement employee welfare benefits.

          (g) Actions, Proceedings -- promptly after the commencement thereof, written notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect;

          (h) Certain Matters -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Facility Closing Date or any Closing Date, would have been required to be disclosed as an exception to any statement set forth in Section 2.13(a) or Section 2.13(b) hereof;

          (i) Notice of Default or Event of Default -- immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (j) Notice of Claimed Default -- immediately upon becoming aware that the holder of any Note, or of any Indebtedness or other Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto;

          (k) Information Furnished to Other Creditors -- promptly after any request therefor, copies of any statement, report or certificate furnished to any holder of Indebtedness of the Company or any Subsidiary;

          (l) Rule 144A -- promptly after any request therefor, information requested to comply with 17 C.F.R. Section 230.144A, as amended from time to time; and

          (m) Requested Information -- promptly after any request therefor, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation, data, information, agreements, instruments or documents relating to the business or financial operations or performance of the Company or any Subsidiary and any financial statements prepared by the Company (in addition to the financial statements specified in clause (a) and clause
     (b) of this Section 7.1), in each case which may be reasonably requested by any holder of Notes.


     Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section
     6.4 through Section 6.12 hereof, inclusive, during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence);

          (b) Event of Default -- a statement that the signers have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statement being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

          (c) Investments -- a description of all investments of the Company and the Subsidiaries made pursuant to Section 6.16(e) hereof during such accounting period (which description shall specify the type of investment, the cost thereof and the book value thereof), and, if any such investments are made, a description of the Company's then-current investment policy, as required by Section 6.16(e) hereof.

     3    Accountants' Certificates.

     Each set of annual financial statements delivered pursuant to
Section 7.1(b) hereof shall be accompanied by a certificate of the accountants who certify such financial statements, stating that

          (a) they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof, and

          (b) they have reviewed the annual certificate of a Senior Financial Officer of the Company provided pursuant to clause (a) of Section 7.2 hereof and that they confirm the calculations contained therein.

     4    Inspection.

     The Company and the Guarantor will permit, upon prior notice to the Company, the representatives of each holder of Notes (at the expense of the Company at any time when a Default or an Event of Default has occurred and is in existence, and otherwise at the expense of such holder) to visit and inspect any of the Properties of the Company, the Guarantor or any other Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company and the Guarantor authorizes such accountants to discuss the finances and affairs of the Company, the Guarantor and the other Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8.   EVENTS OF DEFAULT

     1    Nature of Events.

     An "Event of Default" shall exist if any of the following occurs and is continuing:

          (a)  Principal or Make-Whole Amount Payments -- the
     Company shall fail to make any payment of principal or Make-
     Whole Amount on any Note on or before the date such payment is due;

          (b) Interest Payments -- the Company shall fail to make any payment of interest on any Note on or before the date such payment is due;

          (c) Certain Defaults -- the Company, the Guarantor or any other Subsidiary shall fail to perform or observe any covenant contained in Section 6.1 hereof, in Section 6.2(b) hereof, in Section 7.1(a) through Section 7.1(h) hereof, inclusive, or in Section 7.1(k) through Section 7.1(m) hereof, inclusive, and such failure continues for more than ten (10) days after the earlier of (i) receipt by the Company of written notice thereof from any Purchaser or any other holder of Notes, or (ii) such time as such failure shall otherwise first become known to any officer of the Company or the Guarantor;

          (d) Other Defaults -- the Company, the Guarantor or any other Subsidiary shall fail to perform, observe or comply with any other term, covenant or agreement contained in this Agreement, in the Notes or in any other document or instrument delivered in connection herewith required to be performed by the Company, the Guarantor or such other Subsidiary pursuant to the terms of this Agreement, of the Notes or of such other document or instrument;

          (e) Warranties or Representations -- any warranty, representation or other statement by or on behalf of the Company or the Guarantor (or any of their respective officers) contained herein or in any certificate or instrument furnished in compliance with or in reference hereto shall have been false or misleading in any material respect when made;

          (f)  Default on Indebtedness or Security --

               (i)  the Company, the Guarantor or any other
          Subsidiary shall fail to make any payment on any Indebtedness or any Security when due;

               (ii) any event shall occur or any condition shall exist in respect of any Indebtedness or any Security of the Company, the Guarantor or any other Subsidiary, or under any agreement securing or relating to any such Indebtedness or Security, that immediately or with any one or more of the passage of time or the giving of notice:

                    (A) causes (or permits any holder thereof or a trustee therefor to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                    (B)  permits any one or more of the holders
               thereof or a trustee therefor to require the Company, the Guarantor or any other Subsidiary to repurchase such Indebtedness or Security from such holder and any such holder or trustee exercises (or attempts to exercise) such right; or

               (iii) any "Event of Default" shall have occurred or shall exist under, and as defined in, the Bank Credit Agreement, as amended and as in effect at such time;

          (g)  Involuntary Bankruptcy Proceedings --

               (i) a receiver, liquidator, custodian or trustee of the Company, the Guarantor or any other Subsidiary, or of all or any part of the Property of any such Person, shall be appointed by court order and such order shall remain in effect for more than thirty (30) days, or an order for relief shall be entered with respect to the Company, the Guarantor or any other Subsidiary, or the Company, the Guarantor or any other Subsidiary shall be adjudicated a bankrupt or insolvent;

               (ii) any of the Property of the Company, the Guarantor or any other Subsidiary shall be sequestered by court order and such order shall remain in effect for more than thirty (30) days; or

               (iii) a petition shall be filed against the Company, the Guarantor or any other Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing;

          (h) Voluntary Petitions -- the Company, the Guarantor or any other Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to, or take any corporate action to authorize, the filing of any petition against, or with respect to, any such Person, under any such law;

          (i) Assignments for Benefit of Creditors, etc. -- the Company, the Guarantor or any other Subsidiary shall make an assignment for the benefit of its creditors, or admit in writing its inability, or fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company, the Guarantor or any other Subsidiary or of all or any part of the Property of any such Person;

          (j) Undischarged Final Judgments -- a final, nonappealable judgment or final, nonappealable judgments for the payment of money aggregating in excess of Two Million Dollars ($2,000,000) is or are outstanding against any one or more of the Company, the Guarantor or any other Subsidiary and any one of such judgments shall have been outstanding for more than ten (10) days from the date of its entry and shall not have been discharged in full or stayed; or

          (k)  Unconditional Guaranty --

               (i) the Unconditional Guaranty shall cease to be in full force and effect or shall be declared by a court or Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the Guarantor;

               (ii) the validity or enforceability of the Unconditional Guaranty against the Guarantor shall be contested by the Guarantor, or any subsidiary or affiliate thereof; or

               (iii)     the Guarantor, or any subsidiary or
          affiliate thereof, shall deny that the Guarantor has any further liability or obligation under the Unconditional
          Guaranty.

If any action, condition, event or other matter would, at any time, constitute an Event of Default under any provision of this Section 8.1, then an Event of Default shall exist, regardless of whether the same or a similar action, condition, event or other matter is addressed in a different provision of this Section 8.1 and would not constitute an Event of Default at such time under such different provision.

     2    Default Remedies.

          (a) Termination of Note Purchase Facility; Acceleration on Event of Default.

               (i) If an Event of Default specified in clause (g), clause (h) or clause (i) of Section 8.1 hereof shall exist,

                    (A)  the Note Purchase Facility provided
               pursuant to the terms of this Agreement shall automatically terminate in all respects and the Purchasers shall not have any continuing obligations pursuant to Section 1 of this Agreement, and

                    (B) all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Make-Whole Amount (if any) in respect thereof, in each case without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes, and all other amounts owing under this Agreement.

               (ii) If an Event of Default other than those specified in clause (g), clause (h) or clause (i) of
          Section 8.1 hereof shall exist,

                    (A) any Purchaser may elect to terminate all of its obligations in respect of the Note Purchase
               Facility hereunder, and

                    (B)  the Required Holders may exercise any
               right, power or remedy permitted to such holder or holders by law and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on and Make-Whole Amount (if any) in respect of, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes, and all other amounts owing under this Agreement.

          (b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b) hereof, and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii) hereof, any holder of Notes that shall have not consented to any waiver with respect to such Event of Default may, at such holder's option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, and Make-Whole Amount (if any) in respect thereof, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of such Notes and all other amounts owing under this Agreement to such holder.

          (c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default under certain circumstances, is intended to provide compensation for the deprivation of such right under such circumstances.

          (d) Other Remedies; Remedies Cumulative; Nonwaiver. During the existence of an Event of Default and irrespective of whether the Note Purchase Facility shall have been terminated pursuant to Section 8.2(a)(i) or Section 8.2(a)(ii) hereof or whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a)(ii) hereof and irrespective of whether any Purchaser or any other holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any Purchaser and any other holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with
     Section 8.2(a) and Section 8.2(b) hereof. All rights and remedies of each Purchaser and each other holder of Notes are cumulative to, and not exclusive of, any rights or remedies any such Purchaser or such other holder of Notes would otherwise have. No course of dealing on the part of any Purchaser or any other holder of Notes nor any delay or failure on the part of any Purchaser or any other holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such Purchaser's or such other holder's rights, powers and remedies.

          (e) Expenses. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision hereof, the Company shall pay to each Purchaser and to each other holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by such Purchaser or such other holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

     3    Annulment of Acceleration of Notes.

     If a declaration is made pursuant to Section 8.2(a)(ii)(B) hereof, then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

          (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)(ii)(B) hereof) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been waived pursuant to Section 11.5 hereof or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

     4    Restoration of Note Purchase Facility.

     If the Note Purchase Facility shall have been terminated by any Purchaser pursuant to Section 8.2(a)(ii) hereof, then and in every such case, such Purchaser may, by written instrument filed with the Company, rescind and annul such termination and the consequences thereof.

9.   INTERPRETATION OF THIS AGREEMENT

     1    Terms Defined.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section of this Agreement following such term:

Acceptable Control Persons -- means any members of the immediate family of, or the respective heirs, executors or trustees holding for the sole benefit of such heirs or members of the immediate family of, James
T. Hudson.

     Acceptable Rating -- means a private placement rating of "PPR-2" or higher from Standard & Poor's, or such other rating as may from time to time be acceptable to the Company and the Purchasers.

     Acceptance Notice -- Section 1.2(c)(ii).

     Accepted Notes -- Section 1.2(c)(ii).

     Affiliate -- means, at any time, a Person (other than a Subsidiary)

          (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company,

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company,

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary,

          (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary, or

          (e)  that is an Acceptable Control Person, a natural
     Person in any manner related by birth or marriage to any Acceptable Control Person or a Person owned or Controlled by any such Person,

at such time.

As used in this definition:

          Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Aggregate Note Purchase Amount -- means Fifty Million Dollars
($50,000,000).

     Agreement, this -- means this Note Purchase Agreement, as it may be amended and restated from time to time.

     Applicable Interest Rate -- shall mean, with respect to any Series of Notes, the interest rate for such Series determined in accordance with the terms and provisions of Section 1.2 hereof.

     Applicable Net Income Carryover -- Section 6.6.

     Applicable Overdue Payment Interest Rate -- means, with respect to the Notes of any Series, the lesser of:

          (a)  the highest rate allowed by applicable law; and

          (b)  the sum of

               (i) the Applicable Interest Rate with respect to such Series, plus

               (ii) two percent (2%) per annum.

     Available Facility Amount -- means, at any time,

          (a)  the Aggregate Note Purchase Amount, minus

          (b) an amount equal to (i) the aggregate principal amount of Notes outstanding at such time plus (ii) the aggregate principal amount of any Accepted Notes which have not yet been issued at such time.

     Average Life -- means, with respect to any determination of the Applicable Interest Rate for any Offered Notes, the number of years obtained by dividing

          (a)  the sum of the products obtained by multiplying

               (i) the amount of each payment of principal of such Offered Notes following the Closing Date with respect to such Offered Notes, as identified in the Purchase Request relating to such Offered Notes, by

               (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between the proposed Closing Date in respect of such Offered Notes and the date each such payment of principal is to be due, by

          (b)  the aggregate principal amount of such Offered
     Notes.

     Bank of America -- means Bank of America National Trust and
Savings Association.

     Bank Credit Agreement -- means the Revolving Credit Agreement, dated as of April 26, 1994, by and among the Company, the Banks and Rabobank, as agent, as the same shall have been amended, modified or restated from time to time, and any substitute or replacement credit facility in respect thereof.

     Bank Security Documents -- means (a) the Amended and Restated Security Agreement, dated as of September 23, 1992, among the Company and Bank of America, as Collateral Agent, as the same shall have been amended, modified or restated from time to time, (b) the Amended and Restated Security Agreement, dated as of September 23, 1992, among the Guarantor and Bank of America, as Collateral Agent, as the same shall have been amended, modified or restated from time to time, and (c) all other security agreements, pledge agreements, hypothecation agreements and documents and instruments securing the obligations of the Company and the Guarantor under the Amended and Restated Credit Agreement, dated as of September 23, 1992, among the Company, the Guarantor, Bank of America and the other Banks named therein.

     Banks -- means each of Rabobank, Bank of America, NationsBank of Texas, National Association, Caisse Nationale de Credit
Agricole, and Harris Trust and Savings Bank.

     Board of Directors -- means the board of directors of the Company or a Subsidiary, as applicable, or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     Business Day -- means, at any time, a day other than a Saturday, a Sunday or a day on which the bank designated by the holder of a Note to receive (for such holder's account) payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

     Capital Expenditure -- Section 6.11.

     Capital Lease -- means, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time in accordance with GAAP.

     Cash Flow Coverage Ratio -- Section 6.9.

     Change in Control -- means, at any time:

          (a) the failure of Acceptable Control Persons to beneficially own, in the aggregate, at least fifty-one percent (51%) (by number of votes) of the aggregate voting power in respect of the Voting Stock of the Company outstanding at such time; or

          (b) the failure of Acceptable Control Persons to have the power to elect or cause the election of at least fifty-one percent (51%) of the members of the Board of Directors of the Company at such time.

     Closing -- Section 1.3(a).

     Closing Date -- Section 1.2(b).

     Company -- has the meaning assigned to such term in the introductory sentence hereof.

     Confirmation of Acceptance -- means, with respect to any acceptance of a Rate Quote pursuant to an Acceptance Notice, a written confirmation of such Acceptance Notice substantially in the form of Exhibit C hereto.

     Consolidated Indebtedness -- Section 6.8(c).

     Consolidated Interest Expense -- Section 6.9.

     Consolidated Lease Expense -- Section 6.9.

     Consolidated Net Income -- Section 6.9.

     Control Event -- means:

          (a) the execution by the Company, any Subsidiary, any Affiliate or any Acceptable Control Person of any letter of intent or similar agreement with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change in Control; or

          (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control.

     Control Prepayment Date -- Section 4.3(a).

     Credit Percentage Difference -- means an amount, expressed as a percentage, by which an interest rate or yield of a debt Security, issued by a Person other than the United States of America, exceeds the interest rate or yield of a debt Security of a comparable Average Life issued by the United States of America.

     Credit Spread -- means, with respect to any determination of the Applicable Interest Rate for any Offered Notes, a Credit Percentage Difference, determined by the Person calculating such Applicable Interest Rate in its sole and absolute discretion, that is based on the Credit Percentage Difference then quoted by such Person in connection with its proposed investments in unsecured debt Securities issued by Persons having a credit standing and financial performance similar to the credit standing and financial performance of the Company at the time of such determination and having an Average Life similar to the Offered Notes; provided that the Credit Spread shall not exceed two percent (2%) if, at the time of such determination, the Offered Notes shall have been given an Acceptable Rating.

     Default -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     Dollars or $ -- means United States of America dollars.

     Environmental Protection Law -- means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

As used in this definition:

          CERCLA -- means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith.

          RCRA -- means the Resource Conservation and Recovery Act of 1976, as amended from time to time, and all rules and regulations promulgated in connection therewith.

          SARA -- means the Superfund Amendments and
     Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

     ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     ERISA Affiliate -- means any corporation or trade or business that:

          (a) is a member of the same "controlled group of corporations" (within the meaning of section 414(b) of the IRC) as the Company; or

          (b) is under "common control" (within the meaning of section 414(c) of the IRC) with the Company.

     Event of Default -- Section 8.1.

     Exchange Act -- means the Securities Exchange Act of 1934, as amended from time to time.

     Facility Closing Date -- means May 18, 1994.

     Facility Fee -- a fee paid to the Purchasers by the Company in the amount of One Hundred Twenty-Five Thousand Dollars
($125,000).

     Facility Termination Date -- means February 24, 1996.

     Fair Market Value -- means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

     Fee Rebate Amount -- means, with respect to any Closing of the issuance and sale of any Accepted Notes, an amount obtained by multiplying (x) the Facility Fee by (y) a fraction, the numerator of which is the aggregate amount of such Accepted Notes, and the denominator of which is the Aggregate Note Purchase Amount.

     GAAP -- means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States of America.

     Governmental Authority -- means:

          (a)  the government of

               (i) the United States of America and any state or other political subdivision thereof, or

               (ii) any other jurisdiction (A) in which the Company or any Subsidiary conducts all or any part of its business or (B) that asserts jurisdiction over the conduct of the affairs or Properties of the Company or any Subsidiary; and

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     Guarantied Obligations -- Section 10.1(a).

     Guarantor -- has the meaning assigned to such term in the introductory sentence hereof.

     Guaranty -- means, with respect to any Person (for the purposes of this definition, the "General Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the General Guarantor guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the General Guarantor:

          (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

          (b)  to advance or supply funds

               (i)  for the purpose of payment of such
          indebtedness, dividend or other obligation, or

               (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or other obligation;

          (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

     Hazardous Substances -- means any and all pollutants, contaminants, toxic or hazardous wastes and any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be, in each of the foregoing cases, restricted, prohibited or penalized by any applicable law.

     Health Laws -- means any federal, state, county, regional or local law, statute or regulation enacted in connection with, or relating to, the processing, production, use, marketing or sale of meat, poultry, feed and other food products (and any similar businesses of the Company and the Subsidiaries), including, without limitation, all regulations issued or promulgated in connection with such laws and statutes by any Governmental Authority (including, without limitation, the United States Department of Agriculture and the United States Food and Drug Administration), and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

     Hudson Poland -- means Hudson Foods Poland s.p. zo.o, a limited liability company organized under the laws of Poland.

     Indebtedness -- means, at any time, with respect to any Person, without duplication:

          (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property acquired by, or services rendered to, such Person,

          (b) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person,

          (c) the present value, determined in accordance with GAAP, of all obligations of such Person under leases which shall have been or should be recorded as Capital Leases in accordance with GAAP,

          (d) all indebtedness or other payment obligations for the deferred purchase price of property or services secured by any Lien upon or in any Property owned by such Person whether or not such Person has assumed or become liable for the payment of such indebtedness,

          (e) indebtedness arising under acceptance facilities, in connection with surety or other similar bonds, and the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, the outstanding amount of all drafts drawn thereunder,

          (f) obligations of such Person with respect to interest rate protection agreements,

          (g) all liabilities of such Person in respect of unfunded vested benefits under Pension Plans and all asserted withdrawal liabilities of such Person or a commonly controlled entity to a Multiemployer Plan,

          (h) all direct or indirect Guaranties by such Person of indebtedness described in this definition of any other Person;

provided, that, for purposes of this definition, Trade Debt and Operating Leases shall not be included.

          As used in this definition:

               Trade Debt -- means trade accounts payable incurred in the ordinary course of business with an original maturity or due date of not greater than one hundred eighty (180) days from the creation thereof (and which are not overdue for more than thirty (30) days).

     Initial Closing Date -- means the date of the Closing of the first issuance and sale of the Notes hereunder.

     Initial Interest Period Termination Date -- means August 24,
1994.

     Initial Interest Rate Period -- means the period beginning on the Facility Closing Date and ending on the Initial Interest Period Termination Date.

     Initial Treasury Rate -- means, with respect to the determination of the Applicable Interest Rate in respect of any Series of Notes,

          (a) the yield per annum reported as of 10:00 a.m., New York City time, on the day on which such calculation is being made, as the yield, based on the "bid" price, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) providing the most current yields for actively traded United States Treasury securities with maturities corresponding to the Initial Weighted Average Life, or

          (b) if and only if such Telerate Service ceases to exist or fails to report such yield, the yield per annum specified under the heading "This Week" and under the caption "Treasury Constant Maturities" of the maturity corresponding to the Initial Weighted Average Life as most recently published and made available to the public in the Statistical Release.

If no maturity exactly corresponds to the Initial Weighted Average Life, yields for the two (2) most closely corresponding published maturities next above and below the Initial Weighted Average Life shall be calculated pursuant to the immediately preceding sentence and the Initial Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding with respect to each such relevant period to the nearest month.

     Initial Weighted Average Life -- means five and sixty-three one hundredths (5.63) years.

     Institutional Investor -- means the Purchasers, any affiliate of any of the Purchasers and any holder or beneficial owner of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act.

     Intangible Assets -- Section 6.6.

     Interpolated Treasury Rate -- means, with respect to the determination of the Applicable Interest Rate in respect of any Series of Notes,

          (a) the yield per annum reported as of 10:00 a.m., New York City time, on the day on which such calculation is being made, as the yield, based on the "bid" price, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) providing the most current yields for actively traded United States Treasury securities with maturities corresponding to the Average Life of the Series of Notes then being issued (such Average Life being determined as of the date of such calculation and rounded to the nearest month), or

          (b) if and only if such Telerate Service ceases to exist or fails to report such yield, the yield per annum specified under the heading "This Week" and under the caption "Treasury Constant Maturities" of the maturity corresponding to the Average Life of the Series of Notes then being issued (such Average Life being determined as of the date of such calculation and rounded to the nearest month) as most recently published and made available to the public in the Statistical Release.

If no maturity exactly corresponds to such Average Life, yields for the two (2) most closely corresponding published maturities next above and below such Average Life shall be calculated pursuant to the immediately preceding sentence and the Interpolated Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding with respect to each such relevant period to the nearest month.

     IRC -- means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     IRS -- means the Internal Revenue Service and any successor agency.

     Leverage Ratio -- Section 6.8(a).

     Lien -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, sale with recourse or a trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" includes, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property and includes, without limitation, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary shall be deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

     Make-Whole Amount -- means, with respect to any date (a "Prepayment Date") and any principal amount ("Prepaid Principal") of Notes of any Series required for any reason to be paid prior to the regularly scheduled maturity thereof on such Prepayment Date, the greater of

          (a)  Zero Dollars ($0), and

          (b) (i) the sum of the present values of the then remaining scheduled payments of principal and interest (minus, in the case of the first of such interest payments, and prior to determining the present value thereof, the amount of interest accrued on such Prepaid Principal since the scheduled interest payment date immediately preceding such Prepayment Date) that would be payable in respect of such Prepaid Principal but for such prepayment, minus

               (ii) such Prepaid Principal.

In determining such present values, a discount rate equal to the Make-Whole Discount Rate with respect to such Prepayment Date and Prepaid Principal divided by twelve (12), and a discount period of one (1) month of thirty (30) days, shall be used.

     Make-Whole Discount Rate -- means, with respect to any Prepayment Date and Prepaid Principal, the Treasury Rate determined as of such Prepayment Date.

As used in this definition:

          Treasury Rate -- means, with respect to the calculation of a Make-Whole Amount in respect of any prepayment or acceleration of any Notes of any Series,

               (a) the yield reported on the day on which such calculation is being made, as the yield, based on the "bid" price, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) providing the most current yields for actively traded United States Treasury securities with maturities corresponding to the remaining Weighted Average Life to Maturity of the Prepaid Principal (such Weighted Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest month), or

               (b) if and only if the source of data described in clause (a) ceases to exist or fails to report such yield, a reasonably comparable electronic service as may be designated by the Required Holders, or

               (c) if and only if the source of data specified in clause (a) of this definition ceases to exist or fails to report such yield and the Required Holders shall fail to agree upon a comparable electronic service pursuant to clause (b) of this definition, such yield reported under the heading "This Week" and under the caption "Treasury Constant Maturities" of the maturity corresponding to the remaining Weighted Average Life to Maturity of the Prepaid Principal (such Weighted Average Life to Maturity being determined as of the date of such calculation and rounded to the nearest month) as most recently published and made available to the public in the statistical release designated "H.15(519)" or any successor publication that is published weekly by the Federal Reserve System and that establishes yields on actively traded United States Treasury securities or, if no such successor publication is available, then any other source of current information in respect of interest rates on the securities of the United States of America that is generally available and, in the judgment of the Required Holders, provides information reasonably comparable to the H.15(519) statistical release.

          If no maturity exactly corresponds to such rounded Weighted Average Life to Maturity, yields for the two (2) most closely corresponding published maturities next above and below the rounded Weighted Average Life to Maturity of the Prepaid Principal shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding with respect to each such relevant period to the nearest month.

     Mandatory P/I Payment -- Section 4.1.

     Margin Security -- means "margin stock" within the meaning of Regulations G, T and X of the Board of Governors of the Federal
Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

     Market Disruption -- means the occurrence of a general suspension of, or material limitation in respect of, trading in Securities generally on the New York Stock Exchange or in the market for United States Governmental Securities and other financial instruments.

     Material Adverse Effect -- means a material adverse effect on

          (a) the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole,

          (b) the ability of the Company to perform its obligations set forth in this Agreement and in the Notes,

          (c) the ability of the Guarantor to perform its obligations set forth in this Agreement, or

          (d) the validity or enforceability of any of the terms or provisions of this Agreement or the Notes.

     Maturity Date -- Section 1.1(c).

     Most Recent 10-K -- means the Company's Annual Report on Form 10-K for the fiscal year ended October 2, 1993, as filed with the Securities and Exchange Commission.

     Multiemployer Plan -- means any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

     Net Tangible Assets -- Section 6.12.

     Note Purchase Facility -- Section 1.1(b).

     Note Purchase Percentage -- means, with respect to any Purchaser, the percentage of such Purchaser's allocation of the Aggregate Note Purchase Amount specified below such Purchaser's name on Annex 1 hereto.

     Notes -- Section 1.1(a).

     Offer Determination Date -- Section 4.3(b).

     Offered Notes -- Section 1.2(b)(i).

     Offering Proposal -- means the proposal letter, dated January 31, 1994, addressed to John Hancock Mutual Life Insurance Company from the Placement Agent.

     Ohse -- means Ohse Transportation, Inc., a Kansas corporation.

     Operating Lease -- Section 6.9.

     PBGC -- means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

     Pension Plan -- means, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

     Person -- means an individual, sole proprietorship, partnership, corporation, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

     Placement Agent -- means Rabobank, in its capacity as placement agent on behalf of the Company.

     Prepaid Principal -- has the meaning assigned to such term in the definition of "Make-Whole Amount" set forth in this Section
9.1.

     Prepayment Date -- has the meaning assigned to such term in the definition of "Make-Whole Amount" set forth in this Section
9.1.

     Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     Purchase Request -- Section 1.2(a).

     Purchaser Business Day -- means any day other than a day on which the offices of any of the Purchasers are not open for business.

     Purchasers -- means each of the Persons identified on Annex
1 hereto as a purchaser of the Notes.

     Rabobank -- means Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A. ("Rabobank Nederland"), New York Branch.

     Rate Quote -- Section 1.2(c)(i).

     Required Holders -- means, at any time, the holders of more than sixty-six and two-thirds percent (66-2/3%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate).

     Required Purchasers -- means, at any time, the Purchaser or Purchasers having at such time an aggregate Note Purchase
Percentage or Note Purchase Percentages set forth on Annex 1 hereto of more than sixty-six and two-thirds percent (66-2/3%).

     Securities Act -- means the Securities Act of 1933, as amended from time to time.

     Security -- means "security" as defined in section 2(1) of the Securities Act.

     Senior Financial Officer -- means the chief financial officer, the principal accounting officer, the treasurer or the comptroller of the Company.

     Senior Officer -- means the chief executive officer, the chief operating officer, the president, the chief financial officer, the treasurer or the secretary of the Company.

     Series -- means any or all of any series of Notes issued hereunder.

     Source -- Section 1.5(b).

     Standard & Poor's -- means Standard & Poor's Corporation.

     Statistical Release -- means, as of any date, United States Federal Reserve Statistical Release H.15(519) or its successor publication then most recently published and available to the public or, if no such successor publication is available, then any other source of current information in respect of interest rates on securities of the United States of America that is generally available and, in the judgment of the Required Purchasers, provides information reasonably comparable to the H.15(519) report.

     Subordinated Debt -- means, at any time, any unsecured
Indebtedness of the Company or a Subsidiary that is in any respect subordinate or junior in right of payment or otherwise to the Indebtedness evidenced by the Notes or to any other Indebtedness of the Company or any Subsidiary.

     Subsequent Interest Rate Period -- means the period beginning on the calendar day immediately following the Initial Interest
Period Termination Date and ending on the Facility Termination
Date.

     Subsidiary -- means, at any time,

          (a)  the Guarantor, and

          (b) any other corporation of which the Company owns, directly or indirectly, more than fifty percent (50%) (by number of votes) of each class of the Voting Stock of such corporation at such time.

     Surviving Corporation -- Section 6.5(a).

     Tangible Net Worth -- Section 6.6.

     Total Subsidiary Indebtedness -- Section 6.8(c).

     Transfers -- Section 6.5(c).

     Unconditional Guaranty -- Section 10.1(a).

     United States Governmental Securities -- means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, in respect of the payment of which obligation or guarantee the full faith and credit of the United States of America, pursuant to authority granted by the Congress of the United States of America, shall have been pledged.

     Voting Stock -- means capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

     Weighted Average Life to Maturity -- means, with respect to any date and principal amount of Indebtedness (including, without limitation, with respect to any Prepayment Date and Prepaid
Principal), the number of years obtained by dividing (a) the Remaining Dollar-Years with respect to such date and such principal amount of Indebtedness by (b) such principal amount of Indebtedness.

As used in this definition:

          Remaining Dollar-Years -- means, with respect to any date and principal amount of Indebtedness, the result obtained by

               (a) multiplying an amount equal to each then remaining required payment of principal (including repayment at final maturity) of such Indebtedness unpaid immediately prior to such date, by

                    (ii) the number of years (calculated to the
               nearest one-twelfth (1/12)) that will elapse between such date and the date each such required payment of principal is due, and

               (b) calculating the sum of each of the products obtained in the preceding clause (a).

     Wholly-Owned Subsidiary -- means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and the other Wholly-Owned Subsidiaries at such time.






     2    GAAP.

     Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP as in effect on the date of, or during the period covered by, such financial statement. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein. Whenever a calculation based on the consolidated financial position or consolidated results of operations of a group of Persons is required hereby, investments by members of the group in Persons which are excluded hereby from such group shall be accounted for using the cost method.

     3    Directly or Indirectly.

     Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     4    Section Headings and Table of Contents and Construction.

          (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision.

          (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     5    Governing Law.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL MASSACHUSETTS
LAW.

10.  GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

     1    Guarantied Obligations.

     The Guarantor, in consideration of the execution and delivery of this Agreement and the purchase of the Notes by each Purchaser, hereby irrevocably, unconditionally and absolutely guarantees to each holder of Notes, as and for the Guarantor's own debt, until final and indefeasible payment has been made:

          (a) the due and punctual payment by the Company of the principal of, and interest, and the Make-Whole Amount (if any) on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the holders of the Notes under this Agreement and the Notes (all such obligations so guarantied are herein collectively referred to as the "Guarantied Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Guarantor that the guaranty set forth in this Section 10.1 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection; and

          (b) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company contained in this Agreement and the Notes.

     2    Performance Under This Agreement.

     In the event the Company fails to make, on or before the due date thereof, any payment of the principal of, or interest or the Make-Whole Amount (if any) on, the Notes or of any other amounts payable, or any other indebtedness owing, to the holders of the Notes under this Agreement or any of the Notes or if the Company shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 10.1 hereof in the manner provided in the Notes or in this Agreement after in each case giving effect to any applicable grace periods or cure provisions or waivers or amendments, the Guarantor shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred in accordance with the terms and provisions of this Agreement and the Notes. In furtherance of the foregoing, if an Event of Default shall exist, all of the Guarantied Obligations shall, in the manner and subject to the limitations provided herein for the acceleration of the Notes (including, without limitation, the provisions related to the annulment thereof), forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

     3    Waivers.

     To the fullest extent permitted by law, the Guarantor does hereby waive:

          (a)  notice of acceptance of the Unconditional Guaranty;

          (b) notice of any purchase of the Notes under this Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to the Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied Obligations at any reasonable time;

          (c) notice of the amount of the Guarantied Obligations, subject to the Guarantor's right to make inquiry of each holder of Notes to ascertain the amount of the Guarantied
     Obligations at any reasonable time;

          (d) notice of adverse change in the financial condition of the Company or any other fact that might increase or expand the Guarantor's risk hereunder;

          (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

          (f)  notice of any Default or Event of Default;

          (g) all other notices and demands to which the Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Guarantor pursuant to the terms of this Agreement);

          (h) the right by statute or otherwise to require any Purchaser or other holder of Notes to institute suit against the Company or any other Person or to exhaust the rights and remedies of such Purchaser or any other holder of Notes against the Company or any other Person, the Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the Purchasers and the other holders of Notes by the Guarantor;

          (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof, and any other defense that the Guarantor may otherwise have against the Company or any holder of Notes; and

          (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of the Guarantor made under any judgment, order or decree based on this Agreement, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.
     4    Certain Waivers of Subrogation, Reimbursement and
Indemnity.

     The Guarantor hereby acknowledges and agrees that

          (a) the Guarantor shall not have any right of subrogation, contribution, reimbursement, or indemnity whatsoever in respect of the Guarantied Obligations, and no right of recourse to or with respect to any assets or Property of the Company,

          (b) it will not file any claims against the Company or the estate of the Company in the course of any proceeding under any applicable bankruptcy or insolvency law in respect of the rights referred to in this Section 10.4, and

          (c) agrees that each holder of Notes may specifically enforce the provisions of this Section 10.4.

     Nothing shall discharge or satisfy the obligations of the Guarantor hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations.

     5    Releases.

     The Guarantor consents and agrees that, without notice to or by the Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Guarantor hereunder, each holder of Notes, in the manner provided herein, by action or inaction, may:

          (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or this Agreement;

          (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

          (c) grant waivers, extensions, consents and other indulgences to the Company or any other Person in respect of any one or more of the Notes or this Agreement;

          (d) amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes or this Agreement in accordance with Section 11.5 hereof or otherwise;

          (e) release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not;

          (f) sell, exchange, release or surrender any Property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by the Guarantor or another guarantor of the Company's obligations under this Agreement and the Notes, and

          (g) exchange, enforce, waive, or release, by action or inaction, any security for the Guarantied Obligations or any other guaranty of any of the Notes.

     6    Marshaling.

     The Guarantor consents and agrees that:

          (a) no Purchaser or other holder of Notes shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Guarantied
     Obligations; and

          (b) to the extent the Company or another Person makes a payment or payments to any holder of Notes, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and the Guarantor shall be primarily liable for such obligation.

     7    Liability.

     The Guarantor agrees that the liability of the Guarantor in respect of this Section 10 shall be immediate and shall not be contingent upon the exercise or enforcement by any Purchaser or any other holder of Notes of whatever remedies any such Purchaser or such other holder may have against the Company or any other Person or the enforcement of any Lien or realization upon any security any such Purchaser or such other holder may at any time possess.

     8    Primary Obligation.

     The Unconditional Guaranty set forth in this Section 10 is a primary and original obligation of the Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect (except as set forth in Section 10.16 hereof) until the full, final and indefeasible payment of the Guarantied Obligations without respect to future changes in conditions, including, without limitation,

          (a) change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes) of or by any of the Company or the Guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and this Agreement) of or by any of the Company or the Guarantor;

          (b) the genuineness, validity, regularity or enforceability of any of the Guarantied Obligations,

          (c) any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company,

          (d) any event or condition described in Section 10.5 of this Agreement;

          (e) the occurrence of any event or the existence of any condition specified in Section 8.1(g), Section 8.1(h) or
     Section 8.1(i) hereof with respect to the Company or any Subsidiary;

          (f) any change in the ownership of the Voting Stock or other equity Securities of the Company or the Guarantor;

          (g) impossibility or illegality of performance on the part of the Company under this Agreement or the Notes;

          (h) any change of the circumstances of the Company, the Guarantor or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Company or the Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or the Guarantor and whether or not of the kind hereinbefore specified;

          (i) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement or the Notes, so that such sums would be rendered inadequate or would be unavailable to make the payment herein provided;

          (j) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any nation or any political subdivision thereof; or

          (k)  any other change or circumstance whatsoever.

     9    Election to Perform Obligations.

     Any election by the Guarantor to pay or otherwise perform any of the obligations of the Company under the Notes or this Agreement, whether pursuant to this Section 10 or otherwise, shall not release the Company from such obligations or any of the Company's other obligations under the Notes or this Agreement.

     10   No Election.

     Each Purchaser and each other holder of Notes shall, individually or collectively, have the right to seek recourse against the Guarantor to the fullest extent provided for herein for the Guarantor's obligations under this Agreement (including, without limitation, this Section 10) in respect of the Notes. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Purchaser or any other holder of Notes against the Company or the Guarantor under any document or instrument evidencing obligations of the Company or the Guarantor to such Purchaser or such other holder of Notes shall serve to diminish the liability of the Guarantor under this Agreement (including, without limitation, this Section 10) except to the extent that such Purchaser or such other holder of Notes finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon the Guarantor's right of subrogation against the Company.

     11   Severability.

     Subject to Section 8 hereof, each of the rights and remedies granted under this Section 10 to each Purchaser and each other holder of Notes in respect of the Notes held by such Purchaser or such other holder may be exercised by such Purchaser or such other holder without notice by such Purchaser or such other holder to, or the consent of or any other action by, any other Purchaser or any other holder of Notes.

     12   Other Enforcement Rights.

     Each Purchaser and each other holder of Notes may proceed, as provided in Section 10.11 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Section 10) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. Each Purchaser and each other holder of Notes shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against any and all credits and any and all other Property of the Guarantor, now or at any time whatsoever with, or in the possession of, such Purchaser or such other holder, or anyone acting for such Purchaser or such other holder, to ensure the full performance of any and all obligations of the Guarantor hereunder.

     13   Delay or Omission; No Waiver.

     No course of dealing on the part of any Purchaser or any other holder of Notes and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Section 10) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Purchaser or any other holder of Notes may be exercised from time to time as often as may be deemed expedient by such Person.

     14   Restoration of Rights and Remedies.

     If any Purchaser or any other holder of Notes shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by such Purchaser or such other holder of Notes, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such Purchaser or such other holder, then and in every such case each such Purchaser and each such other holder, the Company and the Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Purchasers and such other holders of Notes shall continue as though no such proceeding had been instituted.

     15   Cumulative Remedies.

     No remedy under this Agreement (including, without limitation, this Section 10) or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Agreement (including, without limitation, this Section 10) or pursuant to the Notes.

     16   Survival.

     So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Guarantor under this Section 10 shall survive the transfer and payment of any Note and the payment in full of all the Notes.

     17   No Setoff, Counterclaim or Other Deduction.

     Except as otherwise required by law, each payment by the Guarantor shall be made without setoff, counterclaim or other deduction.

     18   Separate Instruments.

     Notwithstanding that the Guarantor is a party to this Agreement, the obligations of the Guarantor under this Section 10 shall be deemed to be contained in a separate instrument and any invalidity or unenforceability of this Agreement in respect of the Company shall not have any effect on the validity or enforceability of this Agreement in respect of the Guarantor.

11.  MISCELLANEOUS

     1    Communications.

          (a) Method; Address. All communications hereunder or under the Notes shall be in writing, shall be hand delivered, deposited into the United States mail (registered or certified mail), postage prepaid, sent by overnight courier or sent by facsimile transmission (confirmed by delivery by overnight courier) and shall be addressed,

               (i)  if to the Company,

                    Hudson Foods, Inc.
                    1225 Hudson Road
                    Rogers, Arkansas 72756
                    Attention:  Charles B. Jurgensmeyer, Chief
Financial Officer and
                              Executive Vice President, and Tommy
D. Reynolds,
                              Secretary and Treasurer
                    Telephone:  (501) 636-1100
                    Facsimile:  (501) 631-5400,

     or at such other address as the Company shall have furnished in writing to each Purchaser and all other holders of the Notes at the time outstanding,

               (ii) if to the Guarantor:

                    Hudson Farms, Inc.
                    c/o Hudson Foods, Inc.
                    1225 Hudson Road
                    Rogers, Arkansas 72756
                    Attention:  Charles B. Jurgensmeyer, Chief
Financial Officer and
                              Executive Vice President, and Tommy
D. Reynolds,
                              Secretary and Treasurer
                    Telephone:  (501) 636-1100
                    Facsimile:  (501) 631-5400,

     or at such other address as the Guarantor shall have furnished in writing to each Purchaser and all other holders of the Notes at the time outstanding,

               (iii) if to any of the Purchasers in respect of any matter relating to Section 1 hereof, at their respective addresses set forth on Annex 1 hereto, and further including any parties referred to on such Annex 1 that are required to receive notices in addition to such Purchasers, or to any other Person at such other address as such Purchaser may designate by notice duly given in accordance with this Section 11.1 to the Company, and

               (iv) if to any of the holders of the Notes,

                    IST  if such holders are the Purchasers, at
               their respective addresses set forth on Annex 1 hereto, and further including any parties referred to on such Annex 1 that are required to receive notices in addition to such holders of the Notes, and

                    (B)  if such holders are not the Purchasers,
               at their respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to Section 5.1 hereof,

     or to any such party at such other address as such party may designate by notice duly given in accordance with this Section
     11.1 to the Company (which other address shall be entered in such register).

          (b) When Given. Any communication properly addressed and sent in accordance with Section 11.1(a) hereof shall be deemed to be received when actually received at the address of the addressee.

     2    Reproduction of Documents.

     This Agreement and all documents relating hereto, including, without limitation,

          (a) consents, waivers and modifications that may hereafter be executed,

          (b) documents received by each of you at any closing of your purchase of any Series of the Notes (except the Notes themselves), and

          (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any other holder of Notes,

may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this Section 11.2 shall prohibit the Company or any holder of Notes from contesting the validity or the accuracy of any such reproduction.

     3    Survival.

     All warranties, representations, certifications and covenants made by the Company or the Guarantor herein or in any certificate or other instrument delivered by any such Person or on behalf of any such Person hereunder shall be considered to have been relied upon by each of you and shall survive the delivery to each of you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company or the Guarantor, as the case may be, hereunder.

     4    Successors and Assigns.

          (a) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by any Purchaser or any Purchaser's successor or assign.

          (b) Note Purchase Facility. Notwithstanding any of the provisions of Section 11.4(a) hereof or any other provision of this Agreement, no transfer or assignment of any of the Notes by any Purchaser shall operate as a transfer or assignment of such Purchaser's obligations in respect of the Note Purchase Facility unless such Purchaser and any transferee or assignee of such Notes shall enter into an express written agreement to such effect.

     5    Amendment and Waiver.

          (a) General Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company, the Required Holders and, at all times prior to the termination of the Note Purchase Facility pursuant to the terms of this Agreement, the Required Purchasers, provided that

               (i) no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company, any Subsidiary or any Affiliate) at the time outstanding,

                    (A)  subject to Section 8 hereof, change the
               amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

                    (B)  amend Section 6.18 or Section 8 hereof,

                    (C)  amend the definition of "Required
               Holders," or

                    (D)  amend this Section 11.5; and

               (ii) no amendment or waiver of any of the provisions of Section 1 through Section 4 hereof, inclusive, or any defined term used therein, shall be effective as to any Purchaser unless agreed and consented to by such Purchaser in writing.

          (b)  Solicitation.

               (i) Solicitation. The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes unless each Purchaser and each other holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 11.5 shall be delivered by the Company to each Purchaser and each other holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

               (ii) Payment. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Purchaser or any other holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, ratably to all of the Purchasers and the other holders of all Notes then outstanding.

               (iii) Scope of Consent. Any consent made pursuant to this Section 11.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

          (c) Binding Effect. Except as provided in Section 11.5(a) and Section 11.5(b)(iii) hereof, any amendment or waiver consented to as provided in this Section 11.5 shall apply equally to all Purchasers and all other holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

     6    Expenses.

     The Company shall pay when billed

          (a) all expenses incurred by any Purchaser and any other holder of Notes in connection with the enforcement of any rights under this Agreement and the Notes (including, without limitation, all fees and expenses of such Purchaser's or such other holder's special counsel), and

          (b) all expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents pursuant to Section 11.5 and the other terms and provisions hereof, whether or not any such amendments, waivers or consents are executed, including, without limitation any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement or the Notes.

     7    Payments on Notes.

          (a) Manner of Payment. The Company shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. Annex 1 hereto shall be deemed to constitute notice, direction or designation (as appropriate) to the Company with respect to payments as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 5.1 hereof.

          (b) Payments Due on Holidays. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due.

          (c) Payments, When Received. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 11:00 a.m. (local time of such bank).

     8    Jurisdiction; Service of Process.

     THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY ACTION
OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER THE NOTES, BROUGHT BY ANY PURCHASER OR ANY OTHER REGISTERED HOLDER OF A NOTE AGAINST THE COMPANY, THE GUARANTOR OR ANY OF THEIR RESPECTIVE PROPERTY, MAY BE BROUGHT BY SUCH PERSON IN THE COURTS OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS OR ANY STATE COURT SITTING IN BOSTON, MASSACHUSETTS, AS SUCH PURCHASER OR OTHER REGISTERED HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND AGREE THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUCH SUIT, AND THE COMPANY AND THE GUARANTOR IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT SUCH PERSON IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. IN ADDITION, THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PERSON MAY NOW OR HEREAFTER HAVE
TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE NOTES, BROUGHT IN SUCH COURTS, AND HEREBY IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PURCHASER OR OTHER REGISTERED HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY OR THE GUARANTOR IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. THE COMPANY AND THE GUARANTOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION
OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

     9    Entire Agreement.

     This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

     10   Duplicate Originals, Execution in Counterpart.

     Two (2) or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

[Remainder of page intentionally blank; next page is signature page.] If this
Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company and the Guarantor, whereupon this Agreement shall become binding between us in accordance with its terms.

                                   Very truly yours,

                                   HUDSON FOODS, INC.


                                   By /s/ Tommy D. Reynolds

                                   Name:  Tommy D. Reynolds
                                   Title:  Secretary/Treasurer


                                   HUDSON FARMS, INC.

                                   By /s/ Tommy D. Reynolds

                                   Name:  Tommy D. Reynolds
                                   Title:  Secretary/Treasurer

Accepted:

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


By /s/ David E. Johnson
Name:  David E. Johnson
Title:  Investment Officer

JOHN HANCOCK LIFE INSURANCE COMPANY OF AMERICA


By /s/ John P. Shea
Name:  John P. Shea
Title:  Vice President

                            ANNEX 1
                  INFORMATION AS TO PURCHASERS

Purchaser NameJOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY GENERAL ACCOUNTName in Which Notes are to be RegisteredJohn Hancock Mutual Life Insurance CompanyNote Purchase Percentage56%Address for Delivery of Purchase RequestsJohn Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Securities Accounting Division T-10Name and Telephone Number of Person to be contacted in respect of Purchase RequestsWilliam H. Hasson
Telephone: (214) 880-9044
Fax: (214) 922-8105Payment on Account of Note

     Method

     Account Information


Federal Funds Wire Transfer

The First National Bank of Boston
ABA No. 011000390
Boston, Massachusetts 02110
Account of John Hancock Mutual Life Insurance Company
     Private Placement Collection Account
Account No. 541-55417
On Order of: Hudson Foods, Inc. [Insert PPN No. with respect to
Series of Notes being paid]Address for Notices Related to PaymentsJohn Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Securities Accounting Division T-10Information to
Accompany Payments and Notices Related to PaymentsName of Company:
Hudson Foods, Inc.

Description of
Security:      Fixed Rate Senior Notes

PPN: [Insert PPN No. with respect to Series of Notes being paid]

Due Date and Application (as among principal, premium and interest) of the payment being made:

Name and address of Bank (or Trustee) from which wire transfer was sentAddress for All other NoticesJohn Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Bond and Corporate Finance Dept. T-57Name of Investment Officer and Telephone Number for Notices to be delivered in accordance with Section 4.3(a)William H. Hasson
Telephone: (214) 880-9044
Fax: (214) 922-8105Tax Identification Number04-1414660

Purchaser NameJOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY GUARANTEED BENEFIT SUB-ACCOUNTName in Which Notes are to be RegisteredJohn Hancock Mutual Life Insurance CompanyNote Purchase Percentage38%Address for Delivery of Purchase RequestsJohn Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Securities Accounting Division T-10Name and Telephone Number of Person to be contacted in respect of Purchase RequestsWilliam H. Hasson
Telephone: (214) 880-9044
Fax: (214) 922-8105Payment on Account of Note

     Method

     Account Information


Federal Funds Wire Transfer

The First National Bank of Boston
ABA No. 011000390
Boston, Massachusetts 02110
Account of John Hancock Mutual Life Insurance Company
     Private Placement Collection Account
Account No. 541-55417
On Order of: Hudson Foods, Inc. [Insert PPN No. with respect to
Series of Notes being paid]Address for Notices Related to PaymentsJohn Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Securities Accounting Division T-10Information to
Accompany Payments and Notices Related to PaymentsName of Company:
Hudson Foods, Inc.

Description of
Security:      Fixed Rate Senior Notes

PPN: [Insert PPN No. with respect to Series of Notes being paid]

Due Date and Application (as among principal, premium and interest) of the payment being made:

Name and address of Bank (or Trustee) from which wire transfer was sentAddress for All other NoticesJohn Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Bond and Corporate Finance Dept. T-57Name of Investment Officer and Telephone Number for Notices to be delivered in accordance with Section 4.3(a)William H. Hasson
Telephone: (214) 880-9044
Fax: (214) 922-8105Tax Identification Number04-1414660

Purchaser NameJOHN HANCOCK LIFE INSURANCE COMPANY OF AMERICAName in Which Notes are to be RegisteredJohn Hancock Life Insurance Company of AmericaNote Purchase Percentage6%Address for Delivery of Purchase RequestsJohn Hancock Mutual Life Insurance Company John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Securities Accounting Division T-10Name and Telephone Number of Person to be contacted in respect of Purchase RequestsWilliam H. Hasson
Telephone: (214) 880-9044
Fax: (214) 922-8105Payment on Account of Note

     Method

     Account Information


Federal Funds Wire Transfer

The First National Bank of Boston
ABA No. 011000390
Boston, Massachusetts 02110
Account of John Hancock Mutual Life Insurance Company
     Private Placement Collection Account
Account No. 541-55417
On Order of: Hudson Foods, Inc. [Insert PPN No. with respect to
Series of Notes being paid]Address for Notices Related to PaymentsJohn Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Securities Accounting Division T-10Information to
Accompany Payments and Notices Related to PaymentsName of Company:
Hudson Foods, Inc.

Description of
Security:      Fixed Rate Senior Notes

PPN: [Insert PPN No. with respect to Series of Notes being paid]

Due Date and Application (as among principal, premium and interest) of the payment being made:
Address for All other NoticesJohn Hancock Mutual Life Insurance
Company
John Hancock Place
200 Clarendon Street
Boston, MA 02117
Attention: Bond and Corporate Finance Dept. T-57Name of Investment Officer and Telephone Number for Notices to be delivered in accordance with Section 4.3(a)William H. Hasson
Telephone: (214) 880-9044
Fax: (214) 922-8105Tax Identification Number13-3072894

                            ANNEX 2
           INFORMATION AS TO COMPANY AND SUBSIDIARIES


             [INFORMATION TO BE SUPPLIED BY COMPANY]


     2.2(a).   Financial Statements.

          1. The consolidated balance sheets of the Company and its consolidated subsidiaries as of October 2, 1993, October 3, 1992, [_________ __, 1991], [________ __, 1990], and
     [__________ __, 1989], and the related consolidated statements of cash flows, consolidated statements of operations and consolidated statements of stockholders' equity for the fiscal years ended on such dates, all accompanied by opinions thereon by Coopers & Lybrand, independent certified public accountants.

          (b)  [Insert Quarterly Financial Information, if any]

     2.2(b).   Indebtedness.

     [To be provided by the Company].

     2.3. Subsidiaries and Affiliates.

     [To be provided by the Company].

     2.5(a).   Tax Returns.

     [To be provided by the Company].

     2.8(d).   Foreign Jurisdictions.

     [To be provided by the Company].

     2.10(b).  Restrictions on Company and Subsidiaries.

     [To be provided by the Company].

     2.17(b).  Transactions Prior to Facility Closing Date.

     [To be provided by the Company].

                            ANNEX 3
              INFORMATION AS TO BUSINESS COVENANTS

     6.1  Existing Taxes and Claims.

     [Company to provide description of the tax audit disclosed in footnote 7 of the Company's consolidated financial statements for the year ended October 2, 1993]

     6.4(a)(vi).    Existing Liens.

     [To be provided by the Company].

     6.8(c).   Existing Subsidiary Indebtedness.

     [To be provided by the Company].

     6.8(d).   Existing Liabilities.

     [To be provided by the Company]

                                                       EXHIBIT A

                         [FORM OF NOTE]
                       HUDSON FOODS, INC.

                     Fixed Rate Senior Note
                           Series [__]

No. R-__
$________                                      _________ __, ____
Maturity Date: [________ __, ____]
PPN: [_________]


     HUDSON FOODS, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to ______ or registered assigns the principal sum of ______ DOLLARS ($______), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of [__________________] percent ([_____]%)
per annum, monthly on the first (1st) day of each month in each year, commencing on the date set forth on Schedule 1 hereto, until the principal amount hereof shall become due and payable by making equal monthly payments comprised of interest and principal in the amount determined in accordance herewith; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the Applicable Overdue Payment Interest Rate.

     The balance of principal and all interest accrued thereon and other sums due hereunder shall be paid in full on the Maturity Date set forth above as determined in accordance with Section 1.1(c) of the Note Purchase Agreement. The equal monthly installments of principal and interest on this Note shall be in an amount equal to a ratable portion of the Mandatory P/I Payments set forth on
Schedule 1 to this Note, as determined in accordance with Section 4.4(a) of the Note Purchase Agreement. Each such monthly payment shall be applied first to the payment in full of accrued interest then due on the unpaid principal balance of this Note, and any balance of any such payment shall be applied to the payment of principal of this Note.

     Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof, at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement (defined below).

     This Note is one of the Series [__] Fixed Rate Senior Notes of the Company to be issued, together with other Series of Notes, in an aggregate principal amount, for all such Series, limited to Fifty Million Dollars ($50,000,000) pursuant to the Note Purchase Agreement (as may be amended from time to time, the "Note Purchase Agreement"), dated as of May 18, 1994, among the Company, Hudson Farms, Inc., an Arkansas corporation, and the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make required payments and prepayments on account of the Notes in accordance with the provisions of the Note Purchase Agreement.

     This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

     Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL
MASSACHUSETTS LAW.

                                   HUDSON FOODS, INC.



                                   By____________________________
                                   ____
                                   Name:
                                   Title:

    The payment by the Company of all amounts due with respect to this Note and the Note Purchase Agreement and the performance by the Company of all of its obligations under the Note Purchase Agreement have been unconditionally guarantied by the undersigned pursuant to Section 10 of the Note Purchase Agreement, which guaranty is hereby incorporated herein by reference. The undersigned hereby certifies that this Note is one of the Notes guarantied by the undersigned pursuant to Section 10 of the Note Purchase Agreement.


                                   HUDSON FARMS, INC.



                                   By____________________________
                                   ____
                                   Name:
                                   Title:

                          SCHEDULE 1

           SCHEDULE OF PRINCIPAL AND INTEREST PAYMENTS

Date of Payment       Interest        Principal          Total


This Schedule 1 sets forth the schedule of principal and interest payments due on the Series of Notes of which this Note is a part. The holder of this Note is entitled to a ratable portion of the payments set forth in this Schedule 1, as determined in accordance with the terms and provisions of Section 4.4(a) of the Note Purchase Agreement.

                                                       EXHIBIT B

                   [FORM OF PURCHASE REQUEST]
                       HUDSON FOODS, INC.
                        PURCHASE REQUEST

     Reference is made to the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among Hudson Foods, Inc. (the "Company"), a Delaware corporation, Hudson Farms, Inc., an Arkansas corporation, and the purchasers named on Annex 1 thereto. Capitalized terms used herein that are not defined herein have the respective meanings ascribed to such terms in the Note Purchase Agreement.

     Pursuant to Section 1.2(a) of the Note Purchase Agreement, the Company hereby makes the following Purchase Request:

     1.   Aggregate principal amount of
          the Series of Notes covered hereby
          (the "Notes"):
[$____________________________]

     2.   Series of Notes:                   [__]

     3.   Available Facility Amount
          as of the date hereof (without
          giving effect to the issuance of the Notes):
[$____________________________]

     4. The Proposed Schedule for the payments of interest and principal, as determined in accordance with
          Section 1.2(b)(iii) of the Note Purchase Agreement, is set forth on Schedule 1 hereto.

     5.   Use of proceeds of the Notes:

     6.   Proposed Closing Date of the
          purchase and sale of the Notes:         [_________ __,
____]

     7.   The purchase price of the Notes is to be transferred to:

Name and Address of Bank    Account Number  Name and Telephone
                                            Number of Bank Officer


     8. Additional information required to update the information disclosed on Annex 2 to the Note Purchase Agreement is set forth on Schedule 2 hereto.

     9.   The Company hereby certifies that

               (a) the representations and warranties contained in Section 2 of the Note Purchase Agreement (as modified by the information disclosed on Schedule 2 hereto) are true and correct on and as of the date of this Purchase Request, and

               (b)  there exists on the date of this Purchase
          Request no Event of Default or Default.

     IN WITNESS WHEREOF, I have executed this Purchase Request in the name and on behalf of the Company on [______ __, ____].

                                   HUDSON FOODS, INC.



                                   By____________________________
                                   ____
                                   Name:
                                   Title:

                          SCHEDULE 1

      PROPOSED SCHEDULE OF PRINCIPAL AND INTEREST PAYMENTS

Date of Payment       Interest       Principal           Total
SCHEDULE 2

             ADDITIONAL INFORMATION TO BE DISCLOSED
     SOLELY TO UPDATE ANNEX 2 TO THE NOTE PURCHASE AGREEMENT

[To be added at the time of each Purchase Request]

                                                       EXHIBIT C

              [FORM OF CONFIRMATION OF ACCEPTANCE]
                       HUDSON FOODS, INC.
                   CONFIRMATION OF ACCEPTANCE


     Reference is made to the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among Hudson Foods, Inc. (the "Company"), a Delaware corporation, Hudson Farms, Inc., an Arkansas corporation, and the purchasers named on Annex 1 thereto. Capitalized terms used herein that are not defined herein have the respective meanings ascribed to such terms in the Note Purchase Agreement.

     Each of the undersigned Purchasers of Accepted Notes hereby confirms the representations as to such Accepted Notes set forth in Section 1.5 of the Note Purchase Agreement.

     Pursuant to Section 1.2(c) of the Note Purchase Agreement, an Acceptance Notice with respect to the following Series of Accepted Notes is hereby confirmed:

     1.   Series of Notes:                        [___]

     2.   Aggregate principal amount of Notes:
          $[___________________]

          (a)  (i)  Name of Purchaser:  John Hancock Mutual Life
                                   Insurance Company (General
Account)
               (ii)      Principal amount:
               (iii)     Interest rate:

          (b)  (i)  Name of Purchaser:  John Hancock Mutual Life
                                   Insurance Company (GBSA)
               (ii)      Principal amount:
               (iii)     Interest rate:

          (c)  (i)  Name of Purchaser:  John Hancock Life Insurance
                                   Company of America
               (ii)      Principal amount:
               (iii)     Interest rate:

     3. Installments of principal and interest on the Series of Accepted Notes described herein shall be made by the Company on the dates and in the amounts set forth on
          Schedule 1 hereto.

     4.   Closing Date:                           [___________ __,
          ____]


     Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Confirmation of Acceptance may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     IN WITNESS WHEREOF, the undersigned have executed this Confirmation of Acceptance on [______ __, ____].

                              HUDSON FOODS, INC.



                              By________________________________
                              Name:
                              Title:

                              JOHN HANCOCK MUTUAL LIFE INSURANCE
                              COMPANY



                              By________________________________
                              Name:
                              Title:

                              JOHN HANCOCK LIFE INSURANCE COMPANY
                              OF AMERICA



                              By________________________________
                              Name:
                              Title:


Date: [________ __, ____]

                          SCHEDULE 1

            SCHEDULE OF PRINCIPAL AND INTEREST PAYMENTS
Date of Payment        Interest       Principal            Total

                                                      EXHIBIT D1

  [FORM OF OPINION OF COUNSEL TO THE COMPANY AND THE GUARANTOR]
           [Letterhead of Wright, Lindsey & Jennings]


                                                   [Closing Date]


To the Persons Listed on
Annex 1 hereto

     Re:  Hudson Foods, Inc. (the "Company")
          Hudson Farms, Inc. (the "Guarantor")

Ladies and Gentlemen:

     Reference is made to the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among the Company, the Guarantor and the purchasers listed on Annex 1 attached thereto (the "Purchasers"), which provides, among other things, for (i) the issuance and sale by the Company, from time to time, of its Fixed Rate Senior Notes (the "Notes"), in the aggregate principal amount of Fifty Million Dollars ($50,000,000), and (ii) the guaranty by the Guarantor of the Company's obligations pursuant to the Note Purchase Agreement and the Notes. The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement.

     We have acted as counsel to the Company and the Guarantor in connection with the transactions contemplated by the Note Purchase Agreement. This opinion is delivered to you pursuant to Section
3.1 of the Note Purchase Agreement. In acting as such counsel, we have examined:

          (a)  the Note Purchase Agreement;

          (b) the Company's Series [__] Fixed Rate Senior Notes being issued to the Purchasers on the date hereof, dated the date hereof, in the form, principal amount, and with the registration numbers set forth on Annex 1 to the Note Purchase Agreement, bearing interest at the rate set forth therein and scheduled to mature on the date set forth therein (the "Accepted Notes");

          (c) the documents executed and delivered by the Company and the Guarantor in connection with the transactions contemplated by the Note Purchase Agreement;

          (d) the bylaws and records of proceedings of the directors and stockholders of each of the Company and the Guarantor, respectively, and a certified copy of the certificate or articles of incorporation of each of the Company and the Guarantor, each as in effect on the date hereof;

          (e) long-form good standing certificates from the state of incorporation of each of the Company and the Guarantor, and foreign good standing certificates for each of such corporations from each of the states set forth on Annex 2 hereto;

          (f) a letter to Hebb & Gitlin and this firm from Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
     ("Rabobank Nederland"), New York Branch, describing the manner of the offering of the Notes (the "Offeree Letter");

          (g) the opinion of Hebb & Gitlin, counsel to the Purchasers, dated the date hereof; and

          (h) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

          (i) warranties and representations as to certain factual matters contained in the Note Purchase Agreement;

          (ii) the Offeree Letter; and

          (iii) said opinion of Hebb & Gitlin with respect to all matters governed by the laws of the Commonwealth of Massachusetts.

     We have no actual knowledge of any material inaccuracies in any of the facts contained in the documents listed in item (i) or item (ii).

     We note that the Note Purchase Agreement and the Accepted Notes are governed by the law of the Commonwealth of Massachusetts and have relied on the opinion of Hebb & Gitlin with respect to the enforceability of such documents under Massachusetts law. If the Note Purchase Agreement and the Accepted Notes were governed by the law of the State of Arkansas, our opinion would not vary from the opinions set forth below except that we would be required to qualify our opinion with respect to the application of Arkansas usury law to the transactions contemplated by the Note Purchase Agreement.

     For purposes of the opinions stated in paragraph 13, we have assumed the following facts:

          (a) The Purchasers are organized under the laws of the Commonwealth of Massachusetts or the State of Delaware, and each maintains its principal place of business in the Commonwealth of Massachusetts.

          (b) The terms of the Note Purchase Agreement and the Notes were primarily negotiated outside of Arkansas or by telecommunication between representatives of the Company and the Guarantor located in Arkansas and representatives of the Purchasers located outside of Arkansas.

          (c) The Note Purchase Agreement was primarily prepared in Connecticut by special counsel to the Purchasers.

          (d) The Note Purchase Agreement has been executed and delivered by the Company, the Guarantor and each of the Purchasers in the Commonwealth of Massachusetts. The Accepted Notes have been delivered to the Purchasers at their offices located in the Commonwealth of Massachusetts.

          (e) The Purchasers will make monies available to the Company at each Purchaser's respective bank located in Boston, Massachusetts.

          (f) The Company will repay amounts loaned under the Accepted Notes at the Purchasers' Massachusetts bank as set forth in the Note Purchase Agreement.

     Based on the foregoing, we are of the following opinions:

     1. Each of the Company and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business and own its Property.

     2. Each of the Company and the Guarantor has duly qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect.

     3. To our knowledge after due inquiry of officers of the Company and the Guarantor concerning the nature of the business of the Company and the Guarantor and such other inquiry as we have deemed relevant, all consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications, or recordations with, Governmental Authorities required on the part of each of the Company and the Guarantor have been obtained in connection with the ownership of its Properties and the conduct of its businesses, except where the failure to obtain any such consent, approval or authorization with respect to such ownership and conduct would not have a Material Adverse Effect.

     4. To our knowledge after due inquiry of officers of the Company and the Guarantor, there is no default or existing condition which with the passage of time or notice, or both, would result in a default by the Company or the Guarantor under any contract, lease or commitment known to us to which any one or more of such Persons is a party or by which their respective Properties may be bound, except where such defaults would not have a Material Adverse Effect.

     5. To our knowledge after due inquiry of officers of the Company and the Guarantor, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or Governmental Authority, arbitration board or tribunal, pending or threatened against any one or more of such Persons, except for any such judgment, order, action, suit, proceeding, inquiry, order or investigation disclosed in Part I,
Item 3 of the Most Recent 10-K or that would not have a Material
Adverse Effect.

     6. (a) Each of the Company and the Guarantor has the requisite corporate power and authority to execute and deliver the Note Purchase Agreement and to perform its respective obligations thereunder.

               (b) The Company has the requisite corporate power and authority to issue and sell the Accepted Notes and to perform its obligations thereunder.

     7. (a) The Note Purchase Agreement and the Accepted Notes have been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the stockholders of the Company being required in respect thereof), have been duly executed and delivered by authorized officers of the Company, and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

               (b) The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor (no action on the part of the stockholders of the Guarantor being required in respect thereof), has been duly executed and delivered by authorized officers of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     8. (a) The execution and delivery of the Note Purchase Agreement and the issuance and sale of the Accepted Notes by the Company, and the performance by the Company of its obligations thereunder, do not and will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its Property pursuant to the certificate of incorporation or bylaws of the Company, any applicable statute, rule or regulation to which the Company is subject, or, to our knowledge after due inquiry of officers of the Company, any agreement or instrument to which the Company is a party or by which its respective Properties may be bound.

               (b) The execution and delivery of the Note Purchase Agreement by the Guarantor, and the performance by the Guarantor of its obligations thereunder, do not and will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its Property pursuant to the articles of incorporation or bylaws of the Guarantor, any applicable statute, rule or regulation to which the Guarantor is subject, or, to our knowledge after due inquiry of officers of the Guarantor, any agreement or instrument to which the Guarantor is a party or by which its Properties may be bound.

     9. All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, Governmental Authorities required on the part of the Company and the Guarantor have been obtained in connection with the execution and delivery of the Note Purchase Agreement and the offer, issue, sale and delivery of the Accepted Notes and the use of the proceeds thereof.

     10. Under existing law, the Accepted Notes are not subject to the registration requirements of the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

     11. Neither the issuance of the Notes nor the intended use of the proceeds of the Notes (as set forth in Section 2.18 of the Note Purchase Agreement) will violate Regulations G, T or X of the Federal Reserve Board.

     12. To our knowledge based on inquiry of officers of the Company as to the nature of the business of the Company and the Guarantor and such other inquiry as we have deemed relevant, neither the Company nor the Guarantor

          (a) is an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

          (b) is a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or

               Commerce Act or the Federal Power Act.

     13. The choice of the laws of the Commonwealth of Massachusetts to govern the Note Purchase Agreement and the Notes will be recognized and upheld by the federal and state courts of the State of Arkansas and the obligations of the Company and the Guarantor under the Note Purchase Agreement and the Accepted Notes will be recognized and enforced in accordance with Massachusetts law by the federal and state courts of the State of Arkansas.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

          (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

          (b) the enforceability of certain terms provided in the Note Purchase Agreement may be limited by

               (i)  applicable bankruptcy, reorganization,
          arrangement, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect,

               (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity), and

               (iii) common law or statutory requirements with respect to commercial reasonableness.

     We are qualified to practice law in the State of Arkansas, and we do not purport to be experts in, or to express any opinions herein concerning, any laws other than the laws of the State of Arkansas, the general corporation law of the State of Delaware and the federal laws of the United States, except in reliance on the opinion of Hebb & Gitlin with respect to matters governed by the laws of the Commonwealth of Massachusetts.

     This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. We acknowledge that this opinion is being issued at the request of the Company and the Guarantor pursuant to Section 3.1 of the Note Purchase Agreement and we agree that the parties listed on Annex 1 hereto may rely and are relying hereon in connection with the consummation of the transactions contemplated by the Note Purchase Agreement. Hebb & Gitlin may rely on this opinion for the sole purpose of rendering its opinion pursuant to Section 3.1 of the Note Purchase Agreement. Subsequent holders of the Notes may rely on this opinion as if it were addressed to them.



                                   Very truly yours,
ANNEX 1
                           Addressees

John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

John Hancock Life Insurance Company of America
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Hebb & Gitlin
One State Street
Hartford, CT 06103

                            ANNEX 2
               Foreign Good Standing Certificates

          Corporation
                         State

                                                      EXHIBIT D2

     [FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS]
                  [Letterhead of Hebb & Gitlin]


                                                   [Closing Date]


To the Persons Listed on
 Annex 1 hereto

     Re:  Hudson Foods, Inc. (the "Company")
          Hudson Farms, Inc. (the "Guarantor")

Ladies and Gentlemen:

     Reference is made to the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among the Company, the Guarantor and the purchasers listed on Annex 1 attached thereto (the "Purchasers"), which provides, among other things, for (i) the issuance and sale by the Company, from time to time, of its Fixed Rate Senior Notes (the "Notes"), in the aggregate principal amount of up to Fifty Million Dollars ($50,000,000), and (ii) the guaranty by the Guarantor of the Company's obligations pursuant to the Note Purchase Agreement and the Notes. The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement.

     We have acted as special counsel to the Purchasers in connection with the transactions contemplated by the Note Purchase Agreement. This opinion is delivered to you pursuant to Section
3.1 of the Note Purchase Agreement. In acting as such counsel, we have examined:

          (a)  the Note Purchase Agreement;

          (b) the Company's Series [__] Fixed Rate Senior Notes being issued to the Purchasers on the date hereof, dated the date hereof, in the form, principal amount, and with the registration numbers set forth on Annex 1 to the Note Purchase Agreement, bearing interest at the rate set forth therein and scheduled to mature on the date set forth therein (the "Accepted Notes");

          (c) a certificate of an officer of the Company, substantially in the form attached to the Note Purchase
     Agreement as Exhibit E1;

          (d) a certificate of an officer of the Guarantor, substantially in the form attached to the Note Purchase
     Agreement as Exhibit E2;

          (e) a certificate of the Secretary of the Company, substantially in the form attached to the Note Purchase
     Agreement as Exhibit F1;

          (f) certificates of the [Assistant] Secretary of the Guarantor, substantially in the form attached to the Note
     Purchase Agreement as Exhibit F2;

          (g) a letter to Hebb & Gitlin from Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. ("Rabobank Nederland"), New
     York Branch, dated the date hereof, making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter");

          (h) the opinion of Wright, Lindsey & Jennings, counsel to the Company and the Guarantor, dated the date hereof; and

          (i) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:

          (i) warranties and representations as to certain factual matters contained in the Note Purchase Agreement and the certificates and instruments delivered on the Closing Date in connection with the issuance and sale of the Accepted Notes;

          (ii) the Offeree Letter; and

          (iii) said opinion of Wright, Lindsey & Jennings with respect to all questions governed by the laws of the State of Arkansas and the corporation law of the State of Delaware and with respect to all questions concerning the due incorporation, valid existence and good standing, power and authority of, and the authorization, execution and delivery of instruments by, the Company and the Guarantor (except that we have made an independent examination of (a) certified copies of the certificate of incorporation of the Company and the articles of incorporation of the Guarantor, and (b) the certificates specified in clause (c), clause (d), clause (e) and clause (f) above).

     We have reviewed the opinion of Wright, Lindsey & Jennings being delivered to you on the date hereof. Based on such investigation as we have deemed appropriate, said opinion is satisfactory in form and scope to us and in our opinion the Purchasers and we are justified in relying thereon.

     Our opinion in Section 5 below is based solely on a review of generally applicable laws of the United States of America and the Commonwealth of Massachusetts, and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Company or the Guarantor.

      Based on the foregoing, we are of the following opinions:

     1. Each of the Company and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

     2. (a) Each of the Company and the Guarantor has the requisite corporate power and authority to execute and deliver the Note Purchase Agreement and to perform its respective obligations thereunder.

               (b) The Company has the requisite corporate power and authority to issue and sell the Notes and to perform its obligations thereunder.

     3. (a) Each of the Note Purchase Agreement and the Accepted Notes have been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the stockholders of the Company being required in respect thereof), have been duly executed and delivered by authorized officers of the Company, and constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

               (b) The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor (no action on the part of the stockholders of the Guarantor being required in respect thereof), has been duly executed and delivered by authorized officers of the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

     4. (a) The execution and delivery of the Note Purchase Agreement and the issue and sale of the Notes by the Company, and the performance by the Company of its respective obligations thereunder, do not and will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its Property pursuant to its certificate of incorporation or bylaws.

               (b) The execution and delivery of the Note Purchase Agreement by the Guarantor and the performance by the Guarantor of its obligations thereunder, do not and will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its respective Properties pursuant to its articles of incorporation or bylaws.

     5. No consents, approvals or authorizations of governmental authorities are required in connection with the execution and delivery of the Note Purchase Agreement by the Company and the Guarantor, and the offer, issue, sale and delivery of the Accepted Notes by the Company.

     6. Under existing law, the Accepted Notes are not subject to the registration requirements under the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

     All opinions herein contained with respect to the enforceability of documents and instruments are qualified to the extent that:

          (a) the availability of equitable remedies, including without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

          (b) the enforceability of certain terms provided in the Note Purchase Agreement may be limited by

               (i)  applicable bankruptcy, reorganization,
          arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect,

               (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity), and

               (iii) common law or statutory requirements with respect to commercial reasonableness.

     In rendering the foregoing opinions we have assumed that the Guarantor has received fair consideration and reasonably equivalent value in exchange for the obligations incurred, and the interests in Property conveyed, by it.

     Except in reliance on the opinion of Wright, Lindsey & Jennings delivered to the Purchasers on the date hereof (and subject to all of the qualifications and assumptions contained therein), we express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Massachusetts and United States federal law. Wright, Lindsey & Jennings may rely on this opinion for the sole purpose of rendering their opinion to be rendered pursuant to Section 3.1 of the Note Purchase Agreement.

     Subsequent holders of the Notes may rely on this opinion as if it were addressed to them.
                         Very truly yours,
 ANNEX 1
                            Addressees


John Hancock Mutual Life Insurance Company
John Hancock Place
200 Clarendon Street
Boston, Massachusetts 02117

John Hancock Life Insurance Company of America
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

                                                      EXHIBIT E1
         [FORM OF OFFICER'S CERTIFICATE OF THE COMPANY]
                       HUDSON FOODS, INC.
                     CERTIFICATE OF OFFICER


     I, ______, hereby certify that I am the ______ of HUDSON FOODS, INC. (the "Company"), a Delaware corporation, and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1.   This certificate is being delivered pursuant to Section
3.3 of the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among the Company, Hudson Farms, Inc., an Arkansas corporation, and the purchasers named on Annex 1 thereto (the "Purchasers"). The terms used in this Certificate and not defined herein have the respective meanings ascribed thereto in the Note Purchase Agreement.

     2. The warranties and representations contained in Section 2 of the Note Purchase Agreement (as modified by the information disclosed on Schedule 2 to the Purchase Request in respect of the Accepted Notes being issued on the date hereof) are true and correct in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

     3. The Company has performed and complied with all agreements and conditions contained in the Note Purchase Agreement that are required to be performed or complied with by the Company before or at the date hereof.

     4.   ______, from ______ __, [____] [date of resolutions] to
the date hereof, inclusive, has been and is the duly elected, qualified and acting [Assistant] Secretary of the Company, and the signature appearing on the Certificate of [Assistant] Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is his or her genuine signature.

     IN WITNESS WHEREOF, I have executed this Certificate in the name and on behalf of the Company on [______ __, ____] [Closing
Date].

                                   HUDSON FOODS, INC.



                                   By:
                                   Name:

                                                      EXHIBIT E2
        [FORM OF OFFICER'S CERTIFICATE OF THE GUARANTOR]
                       HUDSON FARMS, INC.
                     CERTIFICATE OF OFFICER

     I, ______, hereby certify that I am the ________ of HUDSON FARMS, INC. (the "Guarantor"), an Arkansas corporation, and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Guarantor, and that:

     1.   This certificate is being delivered pursuant to Section
3.3 of the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among Hudson Foods, Inc., the Guarantor and the purchasers named on Annex 1 thereto (the "Purchasers").
The terms used in this Certificate and not defined herein have the respective meanings ascribed thereto in the Note Purchase Agreement.

     2. The warranties and representations contained in Section 2 of the Note Purchase Agreement (as modified by the information disclosed on Schedule 2 to the Purchase Request in respect of the Accepted Notes being issued on the date hereof) are true and correct in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

     3. The Guarantor has performed and complied with all agreements and conditions contained in the Note Purchase Agreement that are required to be performed or complied with by the Guarantor before or at the date hereof.

     4.   ______, from ______ __, [____] [date of resolutions] to
the date hereof, inclusive, has been and is the duly elected, qualified and acting [Assistant] Secretary of the Guarantor, and the signature appearing on the Certificate of [Assistant] Secretary dated the date hereof and delivered to the Purchasers contemporaneously herewith is his or her genuine signature.

     IN WITNESS WHEREOF, I have executed this Certificate in the name and on behalf of the Guarantor on [______ __, ____] [Closing
Date].

                                   HUDSON FARMS, INC.



                                   By:
                                   Name:

                                                      EXHIBIT F1
        [FORM OF SECRETARY'S CERTIFICATE OF THE COMPANY]
                       HUDSON FOODS, INC.
              CERTIFICATE OF [ASSISTANT] SECRETARY



     I, ______, hereby certify that I am the duly elected, qualified and acting [Assistant] Secretary of HUDSON FOODS, INC. (the "Company"), a Delaware corporation, and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1.   This certificate is being delivered pursuant to Section
3.3 of the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among the Company, Hudson Farms, Inc., an Arkansas corporation, and the purchasers named on Annex 1 thereto (the "Purchasers"). The terms used in this Certificate and not defined herein have the respective meanings specified in the Note Purchase Agreement.

     2. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Company on ______ __, ____, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

     3. The documents listed below were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially in the form submitted to and approved by the Board of Directors of the Company as aforementioned:

          (a) the Note Purchase Agreement providing for the sale by the Company and the purchase by the Purchasers of the Company's Fixed Rate Senior Notes (the "Notes") from time to time; and

          (b) the Notes being purchased by the Purchasers on the date hereof in the aggregate principal amount of [__________] Dollars ($[_______]) designated as the Series [__] Notes (the "Accepted Notes").

     4. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Company as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of the Company on, and have been in full effect in said form at all times from ______ __, ____ [date prior to adoption of resolutions] to the date hereof, inclusive, without modification or amendment in any respect.

     5. Each of the following named persons is and has been a duly elected, qualified and acting officer of the Company holding the office or offices set forth below opposite his or her name from ______ __, ____ [date of adoption of resolutions] to the date hereof, inclusive:

            [List Only Officers Executing Documents]

       Name
                 Office               Signature

[Chairman of the
Board]
/s/

[President]/s/

[Vice President,
Finance]
/s/

[Secretary]/s/

[Assistant
Secretary]
/s/

[Treasurer]/s/

[Comptroller]/s/
     6.   The signature appearing opposite the name of each such
person set forth above is his or her genuine signature.

     7. Attached hereto as Attachment C is a long-form good standing certificate in respect of the Company from the State of Delaware which certificate

          (a) lists all corporate documents filed with the Secretary of State of Delaware on or prior to the date hereof in respect of the Company,

          (b)  has attached copies of such documents,

          (c) bears the certification of the Secretary of State of Delaware, and

          (d)  is true, correct and complete.

     8. There have been no amendments or supplements to or restatements of the certificate of incorporation of the Company since ______ __, 19__ [date preceding date of copy certified by Sec. of State].

     IN WITNESS WHEREOF, I have hereunto set my hand on ______ __, 19__. [Closing Date]


                                   HUDSON FOODS, INC.





                                        Secretary
Attachment A

                       BOARD OF DIRECTORS
                       HUDSON FOODS, INC.
                       RESOLUTIONS ADOPTED

1.   RESOLUTIONS TO BE ADOPTED PRIOR TO FACILITY CLOSING DATE:

     WHEREAS, there has been submitted to this Board a form of the draft of the Note Purchase Agreement (together with all exhibits and schedules thereto, referred to herein as the "Note Purchase Agreement"), to be entered into by the Company and each of the purchasers listed on Annex 1 thereto (together with any affiliate of any thereof, the "Purchasers") pursuant to which the Purchasers will purchase from the Company, from time to time, the Company's Fixed Rate Senior Notes, in the aggregate principal amount of up to Fifty Million Dollars ($50,000,000) (the "Notes").

     WHEREAS, this Board has reviewed in detail and discussed the terms and provisions of the Note Purchase Agreement, including the forms of the Notes specified therein; and

     WHEREAS, on the basis of its review of the Note Purchase Agreement and the Notes and of the principal terms and provisions of the transactions provided for therein, this Board deems it advisable and in the best interest of the Company that the transactions provided in the Note Purchase Agreement be consummated substantially in accordance with the provisions thereof; and

     WHEREAS, terms used in these preambles and resolutions and not herein defined shall have the respective meanings ascribed to them in the Note Purchase Agreement;

     NOW THEREFORE, BE IT RESOLVED, that the form of, and each of the terms and provisions contained in, the Note Purchase Agreement, are hereby authorized, ratified and approved in each and every respect; and each and every transaction effected or to be effected pursuant to and substantially in accordance with the terms of the Note Purchase Agreement, including, but not limited to, each specific transaction that is described, authorized, ratified and approved in these resolutions, is hereby authorized, ratified and approved in each and every respect;

     RESOLVED, that the Company enter into the Note Purchase Agreement with each of the Purchasers or any affiliate thereof and that each of the Chairman of the Board, the President, any Vice President, the Treasurer and each other officer of the Company (each an "Authorized Officer") is hereby severally authorized to execute and deliver, in the name and on behalf of the Company, the Note Purchase Agreement in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

     RESOLVED, that the Company borrow from the Purchasers from time to time an aggregate amount of funds as provided in the Note Purchase Agreement, such indebtedness to be evidenced by the Notes, in the amounts and upon the terms and conditions provided for in the Note Purchase Agreement; and that each of the Authorized Officers is hereby severally authorized to execute and deliver the Notes from time to time, in the name and on behalf of the Company, substantially in the respective forms thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer or officers executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

     RESOLVED, that this Board hereby authorizes each of the Authorized Officers, severally, to execute and deliver for and on behalf of the Company the certificates required by the Note
Purchase Agreement; and

     RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized to do and perform or cause to be done and performed, in the name and on behalf of the Company, all other acts, to pay or cause to be paid, on behalf of the Company, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Company or otherwise and in the name of and on behalf of the Company or otherwise, as he, she or they may deem necessary, advisable or appropriate to effect the intent of the foregoing Resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing Resolutions, including but not limited to the Note Purchase Agreement and the Notes; and

     RESOLVED, that any acts of any Authorized Officer of the Company and of any person or persons designated and authorized to act by any Authorized Officer of the Company, which acts would have been authorized by the foregoing Resolutions except that such acts were taken prior to the adoption of such Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company; and

     RESOLVED, that each of the Secretary and each Assistant
Secretary of the Company is hereby severally authorized and empowered to certify to the passage of the foregoing Resolutions under the seal of this Company or otherwise.

2.   RESOLUTIONS TO BE ADOPTED PRIOR TO EACH CLOSING DATE:

     WHEREAS, the Company has entered into the Note Purchase Agreement, dated as of May 18, 1994, pursuant to which the Company can issue and sell to the purchasers named therein up to Fifty Million Dollars ($50,000,000) in aggregate principal amount of the Notes as set forth therein;

     WHEREAS, this Board has reviewed the proposed issuance by the Company of certain Notes to be issued by the Company in the aggregate principal amount of [_____________________] Dollars ($[_________]) designated as the Series [__] Notes, bearing interest at a rate equal to [____________] percent ([___]%) per annum and scheduled to mature on [__________ __, ____] (the "Accepted Notes") pursuant to the terms and provisions of the Note Purchase Agreement;

     WHEREAS, this Board has reviewed in detail and discussed the terms and provisions of the Note Purchase Agreement and Accepted
Notes; and

     WHEREAS, on the basis of its review of the Note Purchase Agreement and the Notes and of the principal terms and provisions of the Accepted Notes, this Board deems it advisable and in the best interest of the Company that the Company issue and sell the Accepted Notes in accordance with the provisions of the Note Purchase Agreement; and

     WHEREAS, terms used in these preambles and resolutions and not herein defined shall have the respective meanings ascribed to them in the Note Purchase Agreement;

     NOW THEREFORE, BE IT RESOLVED, that the Company borrow from the Purchasers an aggregate amount of funds, such indebtedness to be evidenced by the Accepted Notes, in the amounts and upon the terms and conditions provided for in the Accepted Notes and in the Note Purchase Agreement; and that each of the Chairman of the Board, the President, any Vice President, the Treasurer and each other officer of the Company (each an "Authorized Officer") is hereby severally authorized to execute and deliver the Accepted Notes, in the name and on behalf of the Company, substantially in the respective forms thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer or officers executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

     RESOLVED, that this Board hereby authorizes each of the Authorized Officers, severally, to execute and deliver for and on behalf of the Company the certificates required by the Note Purchase Agreement in respect of the issuance and sale of the Accepted Notes; and

     RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized to do and perform or cause to be done and performed, in the name and on behalf of the Company, all other acts, to pay or cause to be paid, on behalf of the Company, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Company or otherwise and in the name of and on behalf of the Company or otherwise, as he, she or they may deem necessary, advisable or appropriate to effect the intent of the foregoing Resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing Resolutions, including but not limited to the Note Purchase Agreement and the Accepted Notes; and

     RESOLVED, that any acts of any Authorized Officer of the Company and of any person or persons designated and authorized to act by any Authorized Officer of the Company, which acts would have been authorized by the foregoing Resolutions except that such acts were taken prior to the adoption of such Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Company; and

     RESOLVED, that each of the Secretary and each Assistant
Secretary of the Company is hereby severally authorized and empowered to certify to the passage of the foregoing Resolutions under the seal of this Company or otherwise.
Attachment B

                      Bylaws of the Company

[To be supplied by the Company upon delivery.]

                         Attachment C

       Long Form Good Standing Certificate of the Company

[To be supplied by the Company upon delivery.]

                                                      EXHIBIT F2
       [FORM OF SECRETARY'S CERTIFICATE OF THE GUARANTOR]
                       HUDSON FARMS, INC.
              CERTIFICATE OF [ASSISTANT] SECRETARY



     I, ______, hereby certify that I am the duly elected, qualified and acting [Assistant] Secretary of HUDSON FARMS, INC. (the "Guarantor"), an Arkansas corporation, and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Guarantor, and that:

     1.   This certificate is being delivered pursuant to Section
3.3 of the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of May 18, 1994, among Hudson Foods, Inc., the Guarantor, and the purchasers named on Annex 1 thereto (the "Purchasers").
The terms used in this Certificate and not defined herein have the respective meanings specified in the Note Purchase Agreement.

     2. Attached hereto as Attachment A is a true and correct copy of resolutions, and the preamble thereto, adopted by the Board of Directors of the Guarantor on ______ __, 1994, and such resolutions and preamble set forth in Attachment A hereto were duly adopted by said Board of Directors and are in full force and effect on and as of the date hereof, not having been amended, altered or repealed, and such resolutions are filed with the records of the Board of Directors.

     3. The documents listed below were executed and delivered by the Guarantor pursuant to and in accordance with the resolutions set forth in Attachment A hereto and said documents as executed are substantially in the form submitted to and approved by the Board of Directors of the Guarantor as aforementioned:

          (a) the Note Purchase Agreement providing for, inter alia,

               (i) the sale by the Company and the purchase by the Purchasers of the Company's Fixed Rate Senior Notes, in the aggregate principal amount of Fifty Million Dollars ($50,000,000) (the "Notes"), from time to time, and

               (ii) the guaranty by the Guarantor of the obligations of the Company set forth in the Note Purchase Agreement and the Notes; and

          (b) the Notes being purchased by the Purchasers on the date hereof in the aggregate principal amount of [__________] Dollars ($[_______]) designated as the Series [__] Notes (the "Accepted Notes").

     4. Attached hereto as Attachment B is a true, correct and complete copy of the bylaws of the Guarantor as in full force and effect on and as of the date hereof, which bylaws were last amended by the Board of Directors of the Guarantor on, and have been in full effect in said form at all times from ______ __, ____ [date prior to adoption of resolutions] to the date hereof, inclusive, without modification or amendment in any respect.

     5. Each of the following named persons is and has been a duly elected, qualified and acting officer of the Guarantor holding the office or offices set forth below opposite his or her name from ______ __, ____ [date of adoption of resolutions] to the date hereof, inclusive:

            [List Only Officers Executing Documents]

       Name
                 Office               Signature

[Chairman of the
Board]
/s/

[President]/s/

[Vice President,
Finance]
/s/

[Secretary]/s/

[Assistant
Secretary]
/s/

[Treasurer]/s/

[Comptroller]/s/
     6.   The signature appearing opposite the name of each such
person set forth above is his or her genuine signature.

     ST   Attached hereto as Attachment C is a long-form good
standing certificate in respect of the Guarantor from the State of Arkansas which certificate

          (a) lists all corporate documents filed with the Secretary of State of Arkansas on or prior to the date hereof in respect of the Guarantor,

          (b)  has attached copies of such documents,

          (c) bears the certification of the Secretary of State of Arkansas, and

          (d)  is true, correct and complete.

     8. There have been no amendments or supplements to or restatements of the articles of incorporation of the Guarantor since ______ __, 19__ [date preceding date of copy certified by Sec. of State].

     IN WITNESS WHEREOF, I have hereunto set my hand on ______ __, ____. [Closing Date]


                                   HUDSON FARMS, INC.





                                        Secretary
Attachment A

                       BOARD OF DIRECTORS
                       HUDSON FARMS, INC.
                       RESOLUTIONS ADOPTED


     WHEREAS, there has been submitted to this Board a draft of the form of Note Purchase Agreement (together with all exhibits and schedules thereto, referred to herein as the "Note Purchase Agreement"), to be entered into by Hudson Foods, Inc. (the "Company"), this corporation (the "Guarantor"), and each of the purchasers listed on Annex 1 thereto (together with any affiliate of any thereof, the "Purchasers") pursuant to which (i) the Purchasers will purchase, from time to time, the Company's Fixed Rate Senior Notes, in the aggregate principal amount of up to Fifty Million Dollars ($50,000,000) (the "Notes"), and (ii) the Guarantor will, inter alia, guaranty the obligations of the Company set forth in the Note Purchase Agreement and the Notes; and

     WHEREAS, the Guarantor is a wholly-owned subsidiary of the Company and this Board has determined that the Guarantor will derive substantial benefits from the sale of the Notes by the Company from time to time and the Guarantor's guaranty of the Company's obligations set forth in the Note Purchase Agreement and the Notes; and

     WHEREAS, on the basis of its review of the Note Purchase Agreement and of the principal terms and provisions of the transactions provided for therein, this Board deems it advisable and in the best interest of the Guarantor that the transactions provided in the Note Purchase Agreement be consummated substantially in accordance with the provisions thereof; and

     WHEREAS, terms used in these preambles and resolutions and not herein defined shall have the respective meanings ascribed to them in the Note Purchase Agreement;

     NOW THEREFORE, BE IT RESOLVED, that the form of, and each of the terms and provisions contained in, the Note Purchase Agreement, are hereby authorized and approved in each and every respect; and each and every transaction effected or to be effected pursuant to and substantially in accordance with the terms of the Note Purchase Agreement, including, but not limited to, each specific transaction that is described, authorized and approved in these resolutions, is hereby authorized and approved in each and every respect;

     RESOLVED, that the Guarantor enter into a Note Purchase Agreement with each of the Purchasers or any affiliate thereof, and that each of the Chairman of the Board, the President, any Vice President, the Treasurer and each other officer of the Guarantor (each an "Authorized Officer") is hereby severally authorized to execute and deliver, in the name and on behalf of the Guarantor, the Note Purchase Agreement substantially in the form thereof presented to this Board and heretofore approved, with such changes therein as shall be approved by the officer executing and delivering the same, such approval to be evidenced conclusively by such execution and delivery; and

     RESOLVED, that the Guarantor guaranty the obligations of the Company as provided in the Note Purchase Agreement, in the amounts and upon the terms and conditions provided for in the Note Purchase Agreement, including, without limitation, the Unconditional Guaranty; and that each of the Authorized Officers is hereby severally authorized to execute and deliver such further instruments and agreements to further effectuate such Unconditional Guaranty (including, without limitation, the confirmation of the Unconditional Guaranty set forth on each of the Notes to be issued by the Company pursuant to the Note Purchase Agreement), in the name and on behalf of the Guarantor, as shall be approved by any such Authorized Officer, such approval to be evidenced conclusively by such execution and delivery; and

     RESOLVED, that this Board hereby authorizes each of the Authorized Officers, severally, to execute and deliver for and on behalf of the Guarantor the certificates required from time to time by the Note Purchase Agreement; and

     RESOLVED, that the Authorized Officers and any person or persons designated and authorized so to act by any Authorized Officer are hereby each severally authorized to do and perform or cause to be done and performed, in the name and on behalf of the Guarantor, all other acts, to pay or cause to be paid, on behalf of the Guarantor, all related costs and expenses and to execute and deliver or cause to be executed and delivered such other notices, requests, demands, directions, consents, approvals, orders, applications, agreements, instruments, certificates, undertakings, supplements, amendments, further assurances or other communications of any kind, under the corporate seal of the Guarantor or otherwise and in the name of and on behalf of the Guarantor or otherwise, as he, she or they may deem necessary, advisable or appropriate to effect the intent of the foregoing Resolutions or to comply with the requirements of the instruments approved and authorized by the foregoing Resolutions, including but not limited to the Note Purchase Agreement and the Notes; and

     RESOLVED, that any acts of any Authorized Officer of the Guarantor and of any person or persons designated and authorized to act by any Authorized Officer of the Guarantor, which acts would have been authorized by the foregoing Resolutions except that such acts were taken prior to the adoption of such Resolutions, are hereby severally ratified, confirmed, approved and adopted as the acts of the Guarantor; and

     RESOLVED, that each of the Secretary and each Assistant
Secretary of the Guarantor is hereby severally authorized and empowered to certify to the passage of the foregoing Resolutions under the seal of the Guarantor or otherwise.
Attachment B

                     Bylaws of the Guarantor

[To be supplied by the Guarantor upon delivery.]

                         Attachment C

      Long Form Good Standing Certificate of the Guarantor

[To be supplied by the Guarantor upon delivery.]
       EXHIBIT G

                 [FORM OF BANK CREDIT AGREEMENT]

            [TO BE PREPARED BY COUNSEL TO THE BANKS]